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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

SM Energy Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 13, 2012

Dear Stockholder:

        You are cordially invited to attend the 2012 Annual Meeting of Stockholders of SM Energy Company, which is to be held in the J.D. Hershner Room of Wells Fargo Bank located at 1700 Lincoln Street, Denver, Colorado, on Wednesday, May 23, 2012, at 3:30 p.m. local time.

        At the Annual Meeting, you and the other stockholders of record on March 26, 2012, will vote on:

  •
  the election of eight individuals to our Board of Directors, to serve until the next annual meeting of our stockholders;

  •
  the ratification of the appointment by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2012; and

  •
  an advisory vote to approve the compensation of our named executive officers.

        You will also have the opportunity to hear reports on our operations and to ask questions of general interest. You can find other, more specific, information about the Annual Meeting in the accompanying Proxy Statement. You can find detailed information about our company in our 2011 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and is available on our website, www.sm-energy.com.

        Pursuant to United States Securities and Exchange Commission rules, we may provide you with access to our proxy materials via the Internet. As a result, many beneficial owners of our stock will be receiving a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of the accompanying Proxy Statement and our 2011 Annual Report to Stockholders. The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the accompanying Proxy Statement, our 2011 Annual Report to Stockholders, and a form of proxy card. We will mail printed proxy materials to all stockholders of record.

        You may vote your shares by using the telephone or Internet voting systems described on the Notice or the proxy card. If you receive a printed copy of a proxy card by mail, you may submit your proxy card by completing and signing the proxy card and returning it promptly. This will ensure that your shares are represented at the Annual Meeting even if you cannot attend.

        If you have any questions concerning the Annual Meeting or the above proposals and you are the stockholder of record of your shares, please contact our Corporate Secretary at (303) 861-8140. If your shares are held by a bank, broker, or other nominee, rather than in your own name (that is, in "street name"), please contact your bank, broker, or other nominee for questions concerning the Annual Meeting or the above proposals. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, Computershare Trust Company, Inc., by telephone at (303) 262-0600.

        We hope to see many of you at our Annual Meeting in Denver.

Very truly yours,

Anthony J. Best Chief Executive Officer and President

SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
WEDNESDAY, MAY 23, 2012

To All Stockholders:

        The 2012 Annual Meeting of Stockholders of SM Energy Company is to be held in the J.D. Hershner Room of Wells Fargo Bank located at 1700 Lincoln Street, Denver, Colorado, on Wednesday, May 23, 2012, at 3:30 p.m. local time. The purposes of the Annual Meeting are to:

  1.
  elect eight individuals to our Board of Directors, to serve until the next annual meeting of our stockholders;

  2.
  ratify the appointment by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2012;

  3.
  hold an advisory vote to approve the compensation of our named executive officers; and

  4.
  transact such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        Only stockholders of record at the close of business on March 26, 2012, may vote at the Annual Meeting.

        Please vote by using the telephone or Internet voting systems described in the Notice of Internet Availability of Proxy Materials or the proxy card or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible.

By Order of the Board of Directors,

David W. Copeland Senior Vice President, General Counsel and Corporate Secretary

Denver, Colorado
April 13, 2012

SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140

PROXY STATEMENT

 GENERAL

Background

        This Proxy Statement contains information about the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of SM Energy Company to be held in the J.D. Hershner Room of Wells Fargo Bank located at 1700 Lincoln Street, Denver, Colorado, on Wednesday, May 23, 2012, at 3:30 p.m. local time. Our Board of Directors ("Board") is using this Proxy Statement to solicit proxies for use at the Annual Meeting. In this Proxy Statement, the terms "we," "us," and "our" refer to SM Energy Company, inclusive of its subsidiaries.

        The proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2011 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 ("2011 Annual Report"), are being distributed and made available on or about April 13, 2012. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are furnishing our proxy materials to many beneficial owners of our stock via the Internet. A Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed by intermediaries on or about April 13, 2012, to beneficial owners of our stock. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request that we send them a printed set of the proxy materials by following the instructions in the Notice. The Notice will also provide instructions on how to vote your shares. The proxy materials are being mailed to all stockholders of record on or about April 13, 2012.

Purposes of the Annual Meeting

        As stated in the accompanying Notice of Annual Meeting of Stockholders, at the Annual Meeting, our stockholders will be asked to vote on:

  •
  the election of eight individuals to our Board, to serve until the next annual meeting of our stockholders;

  •
  the ratification of the appointment by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2012;

  •
  an advisory vote to approve the compensation of our named executive officers; and

  •
  the transaction of such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        Each proposal is described in more detail in this Proxy Statement.

        As of the date of this Proxy Statement, we are not aware of any business to come before the Annual Meeting other than the first three items noted above.

Who Can Vote

        Only stockholders of record at the close of business on the record date, March 26, 2012, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock held on that date. As of March 26, 2012, there were 64,149,203 shares of our common stock issued and outstanding, net of 81,067 shares held in treasury. Holders of our common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

Differences Between Stockholders of Record and Street Name Holders

        Most stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name (that is, in "street name"). As summarized below, there are some distinctions between shares held of record and those owned in street name.

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

  •
  Street Name Stockholder.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How to Vote

        Stockholder of Record.    Stockholders whose shares are registered in their own name may vote via the Internet, by telephone or by mailing a completed proxy card. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card you must, sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified, the proxies will be voted as follows:

  •
  FOR the election of the eight nominees named in this Proxy Statement under the caption "Proposal 1—Election of Directors";

  •
  FOR the ratification of the appointment by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2012;

  •
  FOR the advisory approval of the compensation of our named executive officers; and

  •
  in the discretion of the proxy holders named on the proxy card as to any other matter that may properly come before the Annual Meeting.

        Street Name Stockholder.    If your shares are registered in the name of a bank, broker or other nominee and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares via the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank, broker or other nominee. Please check the voting instruction card provided by your bank, broker or other nominee for availability and instructions. If Internet or telephone voting is unavailable from your bank, broker or other nominee, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.

        If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

 Revoking a Proxy

        If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

  •
  submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting;

  •
  voting in person at the Annual Meeting; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or

  •
  filing a written revocation before the Annual Meeting with our Corporate Secretary at our principal executive offices, which are located at 1775 Sherman Street, Suite 1200, Denver, CO 80203.

        If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with your nominee's procedures.

Quorum

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one-third of our outstanding shares of common stock are present at the Annual Meeting in person or by proxy. Abstentions and broker non-votes (as described below) count as present for establishing a quorum. Shares held by us as treasury shares are not entitled to vote and do not count toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Voting Requirements; Vote Treatment

        If you hold your shares in "street name," you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each matter for it has discretionary authority under the rules of the New York Stock Exchange ("NYSE").

        There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a "broker non-vote" results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

        Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting.

        If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors) and Proposal 3 (Advisory Vote on Executive Compensation), and your shares will be considered "broker non-votes" with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (Ratification of Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2012) in the discretion of the record holder.

  •
  Proposal 1 (Election of Directors): Our Restated By-Laws (our "By-Laws") provide that the election of directors shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. In order for a director nominee to be elected, the number of votes cast "For" the nominee must exceed the number of votes cast "Against" such nominee. Abstentions will be counted in determining the total number of shares "entitled to vote" on the election of directors and will have the same effect as a vote "Against" a director. Broker non-votes will have no effect on the outcome of the vote for directors.

  •
  Proposal 2 (Ratification of Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2012): Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal.

  •
  Proposal 3 (Advisory Vote on Executive Compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us or the Board. However, the Compensation Committee of our Board will take into account the outcome of the vote when considering future executive compensation decisions.

Payment of Proxy Solicitation Costs

        We will pay all costs of soliciting proxies. We have retained Alliance Advisors LLC to assist in the solicitation of proxies for an estimated fee of $8,500, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, our officers, directors, and employees may also solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Other Available Information

        We make available through the Corporate Governance section of our website the following documents: our Corporate Governance Guidelines; our Code of Business Conduct and Ethics (the "Code"); and the charters for the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees of our Board. These documents will be furnished in print to any stockholder upon request. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

Stockholders Sharing the Same Address

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, 2011 Annual Report, and Proxy Statement until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

        If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, 2011 Annual Report or Proxy Statement, please submit a request to our Corporate Secretary at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203 or call (303) 861-8140, and we will promptly send you what you have requested. You can also contact our Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2012

    The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2012 Annual Meeting of Stockholders, and the 2011 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available at http:// www.proxyease.com/sm-energy/2012

CORPORATE GOVERNANCE

General

        We are committed to sound corporate governance principles. To evidence this commitment, the Board has adopted charters for its committees, our Corporate Governance Guidelines and the Code. These documents provide the framework for our corporate governance. A complete copy of the current version of each of these documents is available on our website at www.sm-energy.com or in print, free of charge, to any stockholder who requests it by contacting our Corporate Secretary. The Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

        The Code, which applies to all directors, employees and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, requires that any exception to or waiver for an executive officer or director be made only by the Board and disclosed as required by law, SEC rules and regulations, and NYSE rules. Changes to, or waivers from, the Code for any of our executive officers or directors will be disclosed on our website at www.sm-energy.com within two business days after such change or waiver. To date, our Board has neither received any requests for, nor granted, waivers of the Code for any of our executive officers or directors.

Board and Committee Independence

        The Board is comprised of a majority of independent directors. The Board has determined that Barbara M. Baumann, Larry W. Bickle, Stephen R. Brand, William J. Gardiner, Julio M. Quintana, John M. Seidl and William D. Sullivan are independent and do not have any material relationship with us other than as a director and stockholder. In its review of the independence of these directors, the Board considered past employment, remuneration, and any other relationship with us. In making its determination as to the independence of its members, the Board considered the independence tests described in Section 303A.02 of the Corporate Governance Standards of the NYSE's Listed Company Manual.

        In making its determination as to Mr. Quintana's independence, the Board considered our relationship with Tesco Corporation ("TESCO"), which is discussed in more detail in the "Related Person Transactions" section below. In 2006, we entered into an agreement with TESCO for which Mr. Quintana serves as an employee, executive officer, and director. Under our agreement, TESCO provides certain drilling and casing technology services to us. In 2011, we paid TESCO $1,029,665, which represented less than 1% of TESCO's total reported 2011 revenues of $513.0 million, and as of March 31, 2012, we had paid TESCO $172,495 for services in 2012. Mr. Quintana had no input or involvement in our selection of TESCO for these services, and our selection was based on TESCO's industry-recognized ability to supply specific high quality tools and services for drilling and casing needs, which are particularly well suited for certain of our operations.

        The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee ("NCG Committee") of our Board are each comprised solely of independent directors under the applicable requirements of the NYSE and SEC.

Board Leadership Structure

        Since February 2007, our Board's leadership structure has separated the roles of Chief Executive Officer and Chairman of the Board. Mr. Sullivan, an independent director with over eight years' experience serving on the Board, experience serving on several other public company boards, and over 30 years of experience working with oil and gas exploration and production companies, including as an executive officer, serves as our Chairman of the Board, and Anthony J. Best serves as our Chief Executive Officer.

        Our Board believes that this leadership structure is optimal for us and our stockholders. The Chairman of the Board is responsible for providing leadership to the Board; facilitating communications among the directors; setting the Board meeting agenda in consultation with the Chief Executive Officer; presiding at Board meetings and Executive Committee meetings; and serving as a liaison between our management and directors.

        Our Corporate Governance Guidelines allow our Board to choose whether to keep the roles of Chief Executive Officer and Chairman of our Board separate or whether to permit one person to serve in both capacities. As part of its annual self-evaluation process, our Board evaluates our leadership structure to determine whether our Board continues to believe that it provides the optimal structure for us and our stockholders at that time. While recognizing that different board leadership structures can be appropriate at different times and under different circumstances, our Board has determined that our current leadership structure is preferable, with Mr. Best serving as our Chief Executive Officer, and Mr. Sullivan serving as our Chairman of the Board.

        In addition to having an independent Chairman of the Board, the Board has a separate lead independent director position, which is Mr. Bickle, who assumed such role on January 1, 2012, upon our Board's appointment of him as Chair of its NCG Committee. The lead independent director is responsible for presiding at executive sessions of non-management directors, which typically meet immediately before or after each regularly scheduled meeting of the Board or as deemed necessary. In the lead independent director's absence, the Chairman of the Board serves as lead independent director.

        The Board has seven independent members and only one non-independent member, our Chief Executive Officer. A number of our independent Board members are currently serving or have served as members of senior management of other companies in the oil and gas industry and are currently serving or have served as directors of other public companies. As discussed above, our Board has three committees comprised solely of independent directors, and each has a different independent director serving as chair of the committee. The specific experiences, qualifications, attributes, and skills of each independent director, which enable him or her to effectively serve on his or her respective Board committees, are briefly described in each director nominee's biographical information below. The number of independent and experienced directors that make up our Board, the specific experiences and skills that they bring to their respective Board committees, and the overall leadership of the Board by the Chairman of the Board benefits us and our stockholders.

Communications with the Board

        The Board welcomes questions or comments about our company and its operations. Interested parties and stockholders may contact the Board as a whole, non-management directors, or any one or more specified individual directors by sending a letter to the intended recipients' attention in care of SM Energy Company, Corporate Secretary, 1775 Sherman Street, Suite 1200, Denver, CO 80203. All such communications will be forwarded to the Chair of the NCG Committee, who shall facilitate the review of such communications.

Board and Committee Meetings

        Our Board met 11 times during 2011. Each incumbent director participated in at least 90% of the Board meetings and 100% of his or her appointed committee meetings held during the director's tenure on the Board in 2011. It is our policy that each director is expected to attend the annual meeting of our stockholders, and each director attended the 2011 Annual Meeting of Stockholders.

        Our Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, and an Executive Committee. Our Board and each of its committees, other than our Executive Committee, which did not meet during 2011, separately evaluated their respective performance for 2011 and completed written evaluations. The performance evaluation process was directed by the NCG Committee and the evaluations were discussed and accepted by the Board.

        The following table identifies the members of each committee, as of December 31, 2011, and sets forth the number of meetings held in 2011:

Name of Director	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee		Executive Committee
Barbara M. Baumann					X	*	X
Anthony J. Best							X
Larry W. Bickle	X		X
Stephen R. Brand			X		X
William J. Gardiner	X	*					X
Julio M. Quintana					X
John M. Seidl	X		X	*
William D. Sullivan			X		X		X	*
Number of meetings held in 2011	7		2		9		0

*
Chair

        As a result of the NCG Committee's annual review of the membership of each committee of the Board, the NCG Committee recommended certain changes to the membership of the Audit Committee, the Compensation Committee and the NCG Committee. The Board approved and adopted these changes, effective as of January 1, 2012.

        The following table sets forth the membership of each committee, as of January 1, 2012:

Name of Director	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee		Executive Committee
Barbara M. Baumann					X	*	X
Anthony J. Best							X
Larry W. Bickle	X		X	*
Stephen R. Brand			X		X
William J. Gardiner	X	*					X
Julio M. Quintana	X		X
John M. Seidl					X
William D. Sullivan							X	*

*
Chair

        The Audit Committee assists the Board in fulfilling its oversight responsibilities over our financial reporting and internal control processes. Audit Committee members are prohibited from serving on more than three audit committees of public companies. The Audit Committee is solely responsible for the engagement and discharge of our independent registered public accounting firm and reviews our quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with our independent auditors and reviews the independence of the auditors, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our financial risk management policies. The Audit Committee also has oversight responsibility for our internal audit functions and any related party transactions. The Audit Committee is currently composed of three directors, each of whom is independent as defined by the NYSE listing standards. See the "Report of the Audit Committee" contained in this Proxy Statement. While all of the Audit Committee members are considered financially literate, the Board has determined that one of the three members of the current Audit Committee, Mr. Gardiner, is an audit committee financial expert as the term is defined by the SEC. As described above, Mr. Gardiner is also independent.

        The NCG Committee's primary function is to nominate individuals to be elected to the Board, to evaluate and plan for management succession, to review the structure and composition of all committees of the Board, and to oversee all of our corporate governance functions. For additional information on the functions performed by the NCG Committee, see "Director Nominations and Qualifications" below.

        The Compensation Committee's primary function is to oversee the administration of our employee benefit plans and to establish and administer our compensation policies. The Compensation Committee approves and/or recommends to the Board the compensation arrangements for our senior management and directors, adoption of compensation plans in which our officers and directors are eligible to participate, and the granting of equity based compensation or other benefits under compensation plans. The "Compensation Discussion and Analysis" section of this Proxy Statement describes these responsibilities and the manner in which they are discharged.

        The Executive Committee has the authority to act on behalf of the Board with respect to matters as to which it has been authorized to act by the Board, provided that such matters are not in conflict with our Certificate of Incorporation, our By-Laws or applicable laws, regulations, or rules or the listing standards of the NYSE.

        There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

Risk Oversight

        While the Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face, and that the current Board leadership structure, with Mr. Sullivan serving as our Chairman of the Board and Mr. Best serving as our Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance.

        We maintain an Enterprise Risk Management Committee comprised of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, Vice President—Human Resources, and Treasurer. The committee meets quarterly to update our enterprise risk management profile (the "ERM Document"), utilizing the Committee of Sponsoring Organizations of the Treadway Commission Enterprise Risk Management framework, and incorporating information gathered during business strategy sessions. Risk prevention or mitigation steps are documented for the material risks identified based upon projected likelihood and impact of any occurrence of the particular risk. The ERM Document is reviewed with our Board annually.

        We also maintain a Financial Risk Management Committee comprised of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer and Vice President—Engineering and Evaluation. The committee meets quarterly and more frequently, as necessary, to discuss our interest rate and commodity hedging activities and, as appropriate, to approve additional hedges. Minutes of these meetings are recorded, and the activities of the Committee are regularly reported to the Audit Committee.

        The Audit Committee provides significant assistance to the Board in the oversight of our financial risk management processes. The Audit Committee reviews and discusses with management our risk assessment and risk management guidelines and policies with respect to our significant financial risk exposures, and the steps management has taken, as well as the specific guidelines and policies that have been established, to monitor, control, mitigate, and report those exposures. These reviews and discussions include a review of our oil and natural gas commodity price hedging arrangements, interest rate risk management, and insurance coverage, as appropriate. In addition, our internal auditors, who report directly to the Audit Committee with respect to internal audit matters, provide the Audit Committee and management with ongoing assessments of our risk management processes. The Audit Committee also has oversight responsibility for the integrity of our financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements. In addition, the Compensation Committee periodically reviews our compensation programs to ensure that they do not encourage excessive risk-taking. The Audit Committee and Compensation Committee report regularly to the full Board on their respective risk management oversight activities.

Director Nominations and Qualifications

        Our Corporate Governance Guidelines and the Charter of the NCG Committee provide that the NCG Committee is responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. The NCG Committee performed its evaluation and nominating functions during 2011 and early 2012. The NCG Committee selects a nominee based on the nominee's skills, achievements, and experience. As set forth in the director qualification standards included in our Corporate Governance Guidelines and reflected in the discussion below, the Board as a whole should have broad and relevant experience in high-level business policymaking and a commitment to represent the long-term interests of our stockholders. These standards also provide that each director should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity. In addition, the Corporate Governance Guidelines provide that a director who retires or experiences a significant change in his or her professional or business responsibilities, including a change in his or her principal occupation, position or business affiliation, should, if requested by the NCG Committee, be prepared to offer his or her resignation from the Board. Upon tender of a resignation, the NCG Committee and the Board may review the continued appropriateness of Board membership under the circumstances.

        Under the framework of the Corporate Governance Guidelines, the NCG Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to our long-term success and represent the interests of all of our stockholders. In determining whether to recommend a director for reelection, the NCG Committee also considers the director's past attendance at meetings and participation in and contributions to Board activities.

        When seeking new director candidates, the NCG Committee considers suggestions from incumbent directors, management, stockholders, and others. The NCG Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The NCG Committee has authority under its charter to retain a search firm for this purpose. If the NCG Committee believes a candidate would be a valuable addition to the Board, it recommends his or her candidacy to the Board.

        Although the NCG Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the NCG Committee believes that the Board should reflect diversity in its broadest sense, including persons diverse in professional experiences relevant to us, skills, backgrounds, perspectives, gender, race, ethnicity, and national origin. In considering diversity in identifying director nominees, the NCG Committee considers the Board as a whole, without reference to specific representative directors, with the overall objective of establishing a group of directors that reflects diversity, that can work in a collaborative and effective manner, and that can best contribute to our long-term success. The NCG Committee believes that the current Board members and director nominees reflect our commitment to diversity. Out of a total of eight directors, we currently have one female director and one Hispanic director, each of whom has served on the Board for several years.

        As noted above, the NCG Committee will consider stockholder recommendations for candidates for the Board. All stockholder recommendations must comply with the notice requirements contained in Section 4(g) of our By-Laws, which requires, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder and specific information concerning such stockholder's interests in our securities. In addition, the notice must include the recommended candidate's name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee and a written questionnaire completed by the proposed nominee. We will furnish copies of our By-Laws to any person who requests them without charge. Requests for copies should be directed to our Corporate Secretary. For additional information about stockholder nominations, including nominations for the 2012 Annual Meeting of Stockholders, see "Stockholder Proposals for the 2012 Annual Meeting of Stockholders." No stockholder director nominations were received in connection with the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

        We have adopted a Related Person Transactions Policy (the "Related Person Policy"), which sets forth the policies and procedures for the Audit Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000 per annum, and (c) a related person has or will have a direct or indirect material interest. For purposes of the Related Person Policy, a "related person" means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than 5% of our outstanding shares of common stock, and (iii) any immediate family member of any of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders.

        In determining whether to approve or ratify a transaction with a related person, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to us, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The policy also provides for the delegation of Audit Committee authority to the Chair of the Audit Committee for any related person transaction requiring pre-approval or ratification between meetings of the Audit Committee. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to ensure that they are in compliance with the policy and remain appropriate.

        In addition, our By-Laws provide that a director, officer, or employee of our company may not pursue for his or her own account a business or investment opportunity that he or she learned about through his or her affiliation with us. Our By-Laws also provide that our officers or employees may not pursue for his or her own account an oil and gas opportunity that he or she independently learned about unless (a) with respect to an officer, the officer's pursuit of the opportunity has been approved by the Board, and (b) with respect to a non-officer, the employee's pursuit of the opportunity has been approved by one of our senior officers with full knowledge of that opportunity. These restrictions do not apply to the acquisition of less than 1% of the publicly traded stock of another company.

 Related Person Transactions

        We recognize that transactions with related persons may raise questions among stockholders regarding whether those transactions are consistent with our best interests and the best interests of our stockholders. It is our policy to enter into or ratify such transactions only when the Board, acting through the Audit Committee or as otherwise described herein, determines that the transaction in question is in, or is not inconsistent with, our best interests and the best interests of our stockholders, including but not limited to, situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternate sources or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Set forth below is a description of all transactions between our company and related persons since the beginning of January 1, 2011:

  Mr. Quintana is the President, Chief Executive Officer, and a director of TESCO, which designs, manufactures, and delivers technology based solutions for the upstream energy industry, including oilfield drilling and completion technology, services, and equipment. We have an agreement with TESCO for its provision of services to us in connection with our drilling and completion operations. This agreement continues until canceled by either us or TESCO on 30 days advance written notice. Pursuant to this agreement, we are obligated to pay TESCO only for services actually performed or equipment delivered, as the case may be. This agreement does not require us to make any other payments to TESCO. Mr. Quintana does not have any direct or indirect interest in the transaction, other than as a result of serving as an executive officer and director of TESCO. Prior to 2010, the services provided by TESCO and the amounts we paid did not exceed the threshold amount for review under our Related Person Policy. In 2010, we paid TESCO $346,683 for any services rendered. In 2011, we paid TESCO $1,029,665 for services rendered. As of March 31, 2012, we had paid TESCO $172,495 for services rendered during 2012. In accordance with our Related Persons Transaction Policy, based upon these amounts, the Audit Committee reviewed the relationship between us and TESCO and determined that the relationship is in our best interests and the best interests of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

        The following table shows beneficial ownership of shares of our common stock as known by us as of March 15, 2012, by all beneficial owners of more than 5% of the outstanding shares of our common stock as of March 15, 2012, by each director, director nominee, and named executive officer, and all directors and executive officers as a group. Restricted stock units and performance share units are not included in this table as no actual shares have been issued with respect to our outstanding restricted stock units and performance share units. A supplemental table has been included later in this section describing the number of restricted stock units and performance share units owned by the individuals described below.

Name of Beneficial Owner	Shares beneficially owned, excluding options	Options exercisable within 60 days of 3/15/2012	Total shares beneficially owned(1)	Percent beneficially owned(2)
Name and Address of Stockholders Owning More Than 5%
BlackRock, Inc.(3)	6,132,358	—	6,132,358	9.6%
40 East 52nd Street
New York, NY 10022
Goldman Sachs Asset Management(4)	3,818,930	—	3,818,930	6.0%
200 West Street
New York, NY 10282
T. Rowe Price Associates, Inc.(5)	3,664,270	—	3,664,270	5.7%
100 East Pratt Street
Baltimore, MD 21202
Name and Position of Directors, Director Nominees and Named Executive Officers
Barbara M. Baumann, Director	32,148	34,586	66,734	*
Larry W. Bickle, Director	105,286	34,586	139,872	*
Stephen R. Brand, Director	2,784	—	2,784	*
William J. Gardiner, Director	45,148	21,200	66,348	*
Julio M. Quintana, Director	26,093	—	26,093	*
John M. Seidl, Director	8,370	—	8,370	*
William D. Sullivan, Director	49,551	—	49,551	*
Anthony J. Best, Chief Executive Officer, President and Director	71,961	—	71,961	*
A. Wade Pursell, Executive Vice President and Chief Financial Officer	17,630	—	17,630	*
Javan D. Ottoson, Executive Vice President and Chief Operating Officer	24,858	—	24,858	*
David W. Copeland, Senior Vice President, General Counsel and Corporate Secretary	26,093	—	26,093	*
Paul M. Veatch, Senior Vice President and Regional Manager	—	—	—	*
All executive officers and directors as a group (18 persons, including those named above)	474,948	99,512	574,460	*

*
Less than 1%.

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of a date reasonably selected by us, through the exercise of any stock option or other right. We selected March 15, 2012, as the determination date.

(2)
Based on an aggregate of 64,148,874 shares of common stock outstanding as of March 15, 2012.

(3)
According to a Statement on Schedule 13G filed by BlackRock, Inc. ("BlackRock") on February 8, 2012, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 6,132,358 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 6,132,358 shares and sole dispositive power as to 6,132,358 shares.

(4)
According to a Statement on Schedule 13G filed by Goldman Sachs Asset Management ("Goldman") on February 10, 2012, by reason of advisory and other relationships with persons who own shares of our common stock, Goldman may be deemed to be the beneficial owner of a total of 3,818,930 shares, with shared voting power as to 3,818,930 shares, shared dispositive power as to 3,818,930 shares, and sole voting power as to zero shares and sole dispositive power as to zero shares.

(5)
According to a Statement on Schedule 13G filed by T. Rowe Price Associates, Inc. ("T. Rowe") on February 13, 2012, by reason of advisory and other relationships with persons who own shares of our common stock, T. Rowe may be deemed to be the beneficial owner of a total of 3,664,270 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 828,970 shares and sole dispositive power as to 3,664,270 shares.

Restricted Stock Units and Performance Share Units

        Restricted Stock Units ("RSUs") represent the right to receive shares of stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The holders of RSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest pursuant to dates established by their corresponding Restricted Stock Unit Award Agreements.

        We began issuing RSUs on June 30, 2004, to eligible officers and key employees following the approval of our Restricted Stock Plan by our stockholders. Grants of RSUs were made annually under the Restricted Stock Plan in 2004 and 2005. In 2006 and 2007, RSU grants were made under our stockholder approved Equity Incentive Compensation Plan (the "Equity Plan"), subject to our performance criteria. These grants were made in the first quarter immediately following each year-end. In June 2008, we issued certain transitional RSUs in connection with the cessation of the Net Profits Interest Bonus Plan ("NPP"), and on August 1, 2009, as part of our Long Term Incentive Plan ("LTIP") under the Equity Plan, we issued a percentage of that year's awards as RSUs. In both 2010 and 2011, we also issued RSUs as part of our LTIP awards. Neither the transitional RSUs nor the LTIP RSU awards were subject to performance criteria. We have also issued RSUs to Mr. Best under the terms of his employment contract.

        Performance Share Units ("PSUs") represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period, a number of shares of our common stock that may be from zero to two times the number of PSUs granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSUs have vested. The holders of PSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends or other distributions paid in cash on our common stock.

        We began granting PSUs under the Equity Plan to eligible officers and key employees on August 1, 2008.

        The following table shows the number of RSUs and PSUs owned by each of the directors, our named executive officers and all directors and executive officers as a group, as of March 15, 2012. The PSUs listed below represent the right to receive, upon settlement of the PSUs after the completion of the three-year performance periods ending June 30, 2012, June 30, 2013, and June 30, 2014, a number of shares of our common stock that may vary from zero to two times the number of PSUs indicated, which were granted on the respective award dates, depending on the extent to which we have achieved certain performance goals during a certain performance period and the extent to which the PSUs have vested.

	Total Restricted Stock Units	Total Performance Share Units	Total Vested Performance Share Units(1)
Barbara M. Baumann	—	—	—
Larry W. Bickle	—	—	—
Stephen R. Brand	—	—	—
William J. Gardiner	—	—	—
Julio M. Quintana	—	—	—
John M. Seidl	—	—	—
William D. Sullivan	—	—	—
Anthony J. Best	30,508	119,920	27,735
A. Wade Pursell	13,257	54,600	14,530
Javan D. Ottoson	15,049	65,793	17,283
David W. Copeland	7,139	3,957	—
Paul M. Veatch	6,686	28,385	8,178
All executive officers and directors as a group (18 persons, including those named above)	100,336	373,400	95,456

(1)
PSUs granted on August 1, 2009, vested one-seventh on August 1, 2010 and two-sevenths on August 1, 2011. PSUs granted on July 1, 2010, vested one-seventh on July 1, 2011. The amounts shown reflect the vested portion of the PSUs owned by each director, named executive officer and all directors and executive officers as a group. The actual number of shares of our common stock issued to settle the PSUs at the end of the performance period may vary from zero to two times the number of PSUs indicated, depending on the extent to which we have achieved our performance goals.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under United States securities laws, directors, executive officers, and persons beneficially holding more than 10% of our common stock must report their initial ownership of our common stock and any subsequent changes in that ownership in reports that must be filed with the SEC and provided to us. The SEC has designated specific deadlines for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due.

        Based solely on a review of reports furnished to us, and written representations from our officers and directors, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2011 under Section 16(a) under the Exchange Act, except that Mr. Pursell inadvertently failed to timely report one transaction involving a charitable gift of 267 shares of our common stock. A Form 4 reporting Mr. Pursell's gift was filed after the error was discovered.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section describes the compensation programs for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers employed at the end of the 2011 fiscal year, who we collectively refer to in this "Executive Compensation" section as our "NEOs" or "Named Executive Officers." Our NEOs for fiscal 2011 are:

  •
  Anthony J. Best, Chief Executive Officer and President;

  •
  A. Wade Pursell, Executive Vice President and Chief Financial Officer;

  •
  Javan D. Ottoson, Executive Vice President and Chief Operating Officer;

  •
  David W. Copeland, Senior Vice President, General Counsel and Corporate Secretary; and

  •
  Paul M. Veatch, Senior Vice President and Regional Manager.

Executive Summary

        Our leadership and culture encourage long-term stockholder value creation, not short-term stockholder value maximization. We evaluate performance using both quantitative and qualitative factors and review not only "what" is achieved, but also "how" it is achieved. We provide what we believe to be a balanced mix of base salary, annual cash incentives through our Short Term Incentive Plan ("STIP"), and long-term equity incentives through our LTIP. Our base salary program provides a level of income that does not vary with our performance. We balance incentives tied to short-term annual performance with incentives tied to our multi-year performance. In this way, our executives are motivated to consider the impact of decisions over the short, intermediate, and long term. The performance metrics used in our annual STIP include those we believe are the key drivers of long-term stockholder value creation: production volume; proved developed reserve additions; finding and development costs; cash flow; net income; environmental, health, and safety goals; and exploration success and inventory growth. In addition, the program is not completely formulaic because the Compensation Committee has the discretion to adjust bonuses based on the "quality" of the results as well as individual performance and behavior, and has used that discretion to adjust calculated bonuses in the past.

        In 2011, our strong financial and operational performance significantly advanced our goal of long-term stockholder value creation. We exceeded our STIP annual targets with respect to four out of five quantitative metrics:

  •
  we achieved 117% of our target production volume, with 169.7 BCFE produced—a new Company record;

  •
  we added 372.4 BCFE to our proved developed reserves (as adjusted for performance revisions and our transition to reporting our production on a three-stream basis), or 148% of our 251.7 BCFE target—a new Company record;

  •
  we exceeded our cash flow target by $195.7 million, with total cash flow of $865.3 million, or 129% of our $669.6 million target—a new Company record; and

  •
  we limited our finding and development costs to $4.12 per MCFE, beating our target by 2%.

        We missed, by approximately 7%, our target with respect to our fifth quantitative metric, net income, primarily due to end-of-year impairments driven by low natural gas prices, which broadly affected our industry. We viewed our performance with respect to our qualitative metric for exploration success and inventory growth as neutral, with substantial increases in acreage acquired, but with fewer exploration tests than expected. Further, we did not achieve all of our goals for our qualitative metric pertaining to environmental, health and safety performance.

        Our strong overall performance influenced the Compensation Committee to pay actual 2011 bonuses for the NEOs substantially above their target bonus amounts.

        Our current LTIP uses a combination of service-vesting restricted stock units (RSUs) and performance-based share units (PSUs). We believe these types of long-term incentives appropriately balance risk and reward, because such units have both upside potential and downside risk. The performance measures used in our LTIP balance our absolute total stockholder return, as well as our total stockholder return relative to our peers, over the long-term. We have outstanding stock options, but we discontinued granting stock options to employees after December 2003 and to directors after December 2004. We believe that long-term incentive programs that overemphasize stock options could contribute to both risk-taking and a disproportionate focus on short-term share price increases, especially if stock options become "underwater" (i.e., the option exercise price is above the then current share price). Underwater options could arguably encourage executives to take risks in attempts to increase share price; in such cases, options have upside opportunity, but no downside risk.

        Our executive compensation program incorporates the following:

  •
  The majority of our executive compensation is variable and linked to meeting our short-term and long-term financial and strategic goals and to creation of long-term stockholder value.

  •
  Executives receive a significant portion of their compensation in the form of equity and are subject to meaningful stock ownership guidelines to further align their interests with those of our long-term stockholders.

  •
  The Compensation Committee annually reviews an analysis of our incentive compensation plans prepared by the Compensation Committee's compensation consultant, to ensure they are designed appropriately and do not encourage excessive risk taking.

        We do not have severance packages that mitigate consequences of poor performance. With the exception of our Chief Executive Officer, Mr. Best, we typically do not provide severance benefits in the event of termination without cause not related to a change of control. Mr. Best receives severance benefits only in the event of a termination without cause and such benefits are reasonable compared to current industry practice. All executive severance benefits related to a change of control require a "double-trigger," meaning they require first that a qualifying change of control event has occurred, and second that the executive has been involuntarily or constructively terminated. We do not provide golden parachute excise tax "gross-ups."

        With the exception of a supplemental executive retirement plan (the "SERP"), which is intended to provide benefits similar to those received by all employees but with respect to income above the Internal Revenue Code ("IRC") limit, the benefits provided to the NEOs are the same as those provided to all employees. Supplemental executive benefits, including disability and life insurance, were discontinued in July 2010.

Stockholder Advisory Voting on Compensation

        On May 25, 2011, we held our 2011 Annual Meeting of Stockholders. At that meeting, our stockholders were provided the opportunity to cast non-binding advisory votes on (a) the compensation of our NEOs, and (b) the frequency with which our stockholders should be provided the opportunity to vote on the compensation of our NEOs in the future. Over 99% of votes cast by stockholders at the meeting were voted to approve the compensation of our NEOs, following the recommendation of our Board, and approximately 67% of votes cast were voted in favor of a one-year frequency for future advisory votes on compensation. Consistent with these results, our Compensation Committee applied a similar compensation philosophy when setting 2012 executive compensation and our Board determined to conduct annual advisory votes on compensation in the future.

Objectives of Executive Compensation Program

        Our overall executive compensation program is designed to promote superior returns for our stockholders through the preservation, development and growth of our oil, natural gas and natural gas liquid assets. The objectives of our executive compensation program are to:

  1.
  Provide competitive total compensation opportunities that allow us to attract, retain, compensate, and motivate talented management.

    Our pay philosophy is to target overall compensation opportunities at levels competitive with equivalent positions at companies with which we may compete for talent. In general, our compensation program corresponds to the median of our industry peer group (see "Compensation Determination Process" for further detail). Actual compensation earned by a particular individual may be above or below the target level based on company and individual performance measured against the established metrics of our incentive compensation programs.

  2.
  Link compensation earned to the achievement of our short-term and long-term financial and strategic objectives.

    We believe that the proportion of total compensation that is performance-based, and therefore "at risk," should increase with an individual's level of responsibility. Our compensation system is designed to provide the appropriate level of balance between fixed and variable compensation, cash and equity compensation, and short-term and long-term incentives. To this end, our STIP rewards annual operating and financial performance in terms of quantitative measures of cash flow, net income, production volume, proved reserve growth, finding and development costs, and discretionary qualitative measures of environmental, health, and safety and exploration success and inventory growth (see "Elements of Compensation—Short-Term Incentive Plan"). Our LTIP rewards total stockholder return, both on an absolute basis and relative to an index of peer exploration and production companies (see "Elements of Compensation—Long-Term Incentive Plan").

  3.
  Align performance incentives with the long-term interests of our stockholders.

    Alignment of long-term interests between stockholders and management is achieved by paying a substantial portion of total compensation in the form of equity-based incentives and through stock ownership guidelines that encourage executives to have a meaningful ownership stake over their tenure. In addition, the metrics used for our STIP include those we believe drive long-term value creation, while realized compensation under our LTIP is aligned with absolute and relative returns realized by our stockholders.

  4.
  Ensure programs are cost-effective and financially efficient.

    As part of the process of approving new programs, changes to existing programs, and awards under our programs (e.g., salary increases, bonus payments, and equity compensation grants), our Compensation Committee evaluates numerous relevant considerations, including the financial impact of such compensation, expected accounting treatment, potential stockholder dilution, and the impact on our financial results. The Compensation Committee strives for the development of programs that are affordable, that are designed in the most financially efficient manner possible, and that satisfy our other objectives.

    In addition, we make reasonable efforts to maximize the tax deductibility of all elements of compensation. Under Section 162(m) of the IRC, compensation in excess of $1.0 million per year paid to certain of our NEOs is not tax deductible unless certain requirements are met, including that the compensation is "performance-based" as defined in Section 162(m). Our STIP and LTIP are administered so that compensation awarded and paid to our NEOs is intended to be "performance-based" under Section 162(m) and therefore fully tax-deductible; however, the Compensation Committee reserves the right to provide compensation that does not meet Section 162(m) deductibility requirements.

  5.
  Uphold high standards of good corporate governance and strive to achieve evolving best practices.

    The Compensation Committee, with the assistance of management and the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("F. W. Cook"), stays abreast of current and developing corporate governance standards and industry trends with respect to executive compensation and makes changes to our programs, as it deems appropriate, to reflect best practices and/or new legislation.

Compensation Determination Process

Responsibilities of the Compensation Committee

        Our executive compensation is determined by our Board and our Compensation Committee, as discussed below. The Compensation Committee is comprised of three independent directors and operates under the framework of a formal charter. Members of the Compensation Committee are appointed by the Board for, among other things, the purposes of:

  •
  overseeing the administration of our employee compensation and benefit plans;

  •
  reviewing and approving our general compensation strategy and objectives;

  •
  reviewing and recommending to the Board for its approval our compensation plans, policies and programs;

  •
  reviewing the performance and approving the compensation of our Chief Executive Officer;

  •
  reviewing and approving the base salary compensation for our executive officers other than our Chief Executive Officer; and

  •
  reviewing and approving the STIP and LTIP awards to our executive officers.

        In 2011, the Compensation Committee met nine times to review and administer the matters noted above and other related matters.

Independence of the Compensation Committee

        Based upon the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE Listed Company Manual, the members of the Compensation Committee are independent.

Independent Compensation Consultants

        Since 2007, the Compensation Committee has engaged F. W. Cook as its independent executive compensation consultant. F. W. Cook reports directly to the Compensation Committee and the Compensation Committee may replace F. W. Cook or hire additional consultants or other advisors as it deems necessary. A principal of F. W. Cook attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee between meetings. The services F. W. Cook provides include advising the Compensation Committee on the design of our executive compensation programs and the evolving best practices related thereto, providing market information and analysis regarding the competitiveness of our executive compensation opportunities, compensation risk assessments and equity compensation practices of our peers. To facilitate the delivery of these services to the Compensation Committee, F. W. Cook interfaces with our management, in particular the Vice President—Human Resources. F. W. Cook does not provide directly, or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing, to us or any other clients. The total consulting fees we pay to F. W. Cook are less than 1% of the total annual revenues of F. W. Cook, and F. W. Cook consultants working with us are prohibited from owning any of our shares of common stock directly, although such shares may be owned within mutual funds. In addition, no officer, director, stockholder or employee of F. W. Cook has any known personal relationship with any of our officers, directors, stockholders or employees that would present a potential conflict to their independence. F. W. Cook has agreed to advise the Compensation Committee if any potential conflict of interest arises that could cause F. W. Cook's independence to be questioned and not to undertake any project for our management, except at the request of the Compensation Committee and as agent for the Compensation Committee. In 2011, F. W. Cook did not provide any services to us other than those requested by the Compensation Committee and related to F. W. Cook's engagement as the independent consultant to the Compensation Committee.

Compensation Risk Assessment

        Each year, the Compensation Committee performs a compensation risk assessment. In 2010 and again in 2011, the Compensation Committee has determined that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. The Compensation Committee conducts an annual review and evaluation of our compensation policies and practices for all employees to determine whether and to what extent, if any, our policies and practices of compensating our employees could result in risk taking incentives, and whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. In its most recent review and evaluation, the Compensation Committee considered a compensation risk assessment performed by F.W. Cook, in addition to its annual review of our compensation policies and practices. F.W. Cook and the Compensation Committee determined that our compensation policies and practices do not encourage behaviors that would create a material risk to us.

Role of Management in Determination Process

        Under the oversight of our Chief Executive Officer and Vice President—Human Resources, management provides recommendations to the Compensation Committee on matters of compensation philosophy and plan design. Our Chief Executive Officer provides recommendations for pay levels for executives other than himself based on competitive market data, internal fairness between executives, past performance, and future potential. Our Human Resources department supports management and the Compensation Committee by providing information on historical compensation levels, employee evaluations, analyzing comparative industry data, and interfacing with F. W. Cook. While members of the management team attend Compensation Committee meetings, they are not generally present during executive sessions, and individual members of the management team are never present during discussions of their respective compensation. The Compensation Committee and the Board, as required under the Compensation Committee's charter, make all final decisions with respect to compensation of our executive officers.

Comparative Peer Group

        One of the objectives of our executive compensation program is to ensure that total compensation opportunities provided to our executive officers are competitive with the companies against which we compete for business opportunities, investment dollars, and executive talent. Criteria for selection of peer companies include standard measures such as revenues, assets, number of employees, and enterprise value, as well as several industry-specific criteria such as annual production volume, fiscal year-end reserves, total costs incurred in oil and gas activities, and the magnitude of each company's offshore and non-U.S.-based operations. Based upon these criteria, F. W. Cook, with input from the Compensation Committee, develops a peer group for us that includes the 15-20 companies that best fit the established selection criteria, without reviewing individual company salary data, and excludes companies from a peer group for a prior year that no longer satisfies one or more of F.W. Cook's selection criteria. The peer group used for 2011 compensation comparisons was approved in July 2010 and consisted of the following companies:

Berry Petroleum Company	Forest Oil Corporation
Bill Barrett Corporation	Penn Virginia Corporation
Cabot Oil & Gas Corporation	Quicksilver Resources Inc.
Cimarex Energy Company	Range Resources Corporation
Comstock Resources, Inc.	Stone Energy Corporation
Concho Resources Inc.	Swift Energy Company
Continental Resources, Inc.	Ultra Petroleum Corp.
Denbury Resources Incorporated	Whiting Petroleum Corporation
EXCO Resources, Incorporated

        This peer group includes fourteen of the companies included in our 2010 peer group, plus three additional companies: Comstock Resources, Inc., Range Resources Corporation, and Stone Energy Corporation. Companies in the 2010 peer group excluded from the 2011 peer group were: Encore Acquisition Company and Petrohawk Energy Corporation.

        In May 2011, F.W. Cook conducted an analysis of competitive pay levels for the executive officers named in the most recently filed proxy statements of the peer group companies versus corresponding positions at our company. Competitive data generally reflected actual amounts paid for 2010 performance, although some information was available on 2011 target compensation levels. Findings from this analysis indicated that base salaries for our NEOs generally approximated the median of the peer group. Target annual cash compensation (base salary plus target annual bonus) was near the 25th percentile for Messrs. Best, Ottoson, and Pursell, and between the 25th percentile and median for other named executives. Target total direct compensation (base salary, plus target bonus, plus long-term incentive compensation) was near the 25th percentile for Mr. Best and approximated the peer group median for the other NEOs. This analysis excluded amounts paid in connection with our NPP because those amounts are earned compensation from prior years' grants.

Elements of Compensation

        The principal components of our executive compensation program and the purpose of each component are summarized in the following table. Our executive compensation program is comprised of the same components as the compensation program for other employees. The only material differences are the target pay levels and the proportion of each component.

Compensation Element	Description	Purpose
Base Salary	Fixed cash compensation, targeted at 50th percentile of survey and peer group data for employees meeting all performance expectations	Provide an appropriate level of cash compensation necessary to attract and retain employees; and recognize skills, competencies, experience, and individual contributions
STIP	Annual cash incentive opportunity with ultimate award dependent upon our annual performance in key metrics	Drive and incentivize superior annual performance at company, regional, and individual levels
LTIP	Equity-based compensation opportunity with ultimate award dependent upon our long-term performance in total stockholder return on an absolute basis and relative to a peer group	Drive stockholder value creation; align management interests with those of stockholders, encourage retention; and reward long-term company performance
Employee Stock Purchase Plan	Enables employees to purchase and hold shares of our common stock at a 15% discount of the fair market value at the beginning or end of the offering period	Facilitate share ownership among employees for the purposes of aligning employees' interests with those of stockholders
Qualified Retirement Plans	Includes qualified defined benefit pension plan and 401(k) plan with company match	Attract and retain employees; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income
Supplemental Retirement Plan	Provides benefits under qualified pension plan formula on earnings above the IRC limits for the qualified plan ($245,000 for 2011)	Attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income
Benefits and Perquisites	Medical, dental, life, wellness, and disability insurance	Attract and retain highly qualified employees; and support the overall health and wellbeing of all employees

Target Competitive Positioning

        Our pay philosophy is for each executive's target compensation opportunity to approximate market medians in total compensation and across individual compensation elements. Actual pay and award value may be higher or lower than target, based on performance results and changes in our performance, including our share price.

Total Direct Compensation Mix

        The charts below show the 2011 target total direct compensation mix for our Chief Executive Officer and other NEOs. As the charts illustrate, 88% and 79% of total target compensation for our Chief Executive Officer and other NEOs, respectively, is attributable to the performance-based STIP and LTIP, and thus is variable and tied to performance (i.e., "at risk").

CEO	Other NEOs

Base Salary

        Base salary is intended to provide a foundation of executive compensation that recognizes the level of responsibility and authority of each individual executive and compensates for the individual executive's day to day contributions to our success. Based on competitive market data, individual performance and potential, internal equity considerations, and input from the Chief Executive Officer (for executives other than himself), the Compensation Committee approved the following salary adjustments on March 31, 2011, effective April 3, 2011, for the NEOs:

Name	2010 Salary	2011 Salary	% Change	2011 Salary % +/- 2010 Peer Group Median
Best	$550,000	$580,000	5.45%	-6%
Ottoson	$366,000	$385,000	5.19%	-6%
Pursell	$325,000	$338,000	4.00%	0%
Copeland	—	$310,000	—	4%
Veatch	$250,000	$260,000	4.00%	-9%

        The salary increases approved in 2011 were based on the Compensation Committee's decision that our executive officers' individual performances, corporate performance, industry inflation, and the competitive aspects of the oil and gas industry justified the increases with individual adjustments determined with reference to respective comparative industry data by position and our goal of paying at or near the median.

Short-Term Incentive Plan

        The STIP is designed to reward executives for their achievement of our annual business plan measured by certain performance objectives. These performance objectives are reviewed each year by management and the Compensation Committee, and after the approval of these objectives, are published as annual goals. These goals may be adjusted from time to time during the year due to significant changes in our business in the discretion of the Compensation Committee. For example, due to the transition in 2011 from reporting our production on a two-stream basis (oil and gas) to reporting our production on a three-stream basis (oil, gas and natural gas liquids), the Compensation Committee adjusted the goals for production volume, proved developed reserves and finding and development costs. Payments under the STIP are in the form of annual cash bonuses under our Cash Bonus Plan, which was approved by our stockholders in May 2008.

        Each STIP participant is assigned a target bonus as a percentage of base salary, based on the pay level that the Compensation Committee deems to be competitive and appropriate assuming all of our performance goals are achieved at the "target" level. Actual bonuses may range from 0 to 2 times the target level based on the Compensation Committee's assessment of our performance and that of each of our executive officers. Target bonuses for 2011 as percentages of base salary for the NEOs were the same as in 2010 and were as follows:

	2011 Target Bonus Level, % of base salary	Maximum % of base salary
Chief Executive Officer and President	100%	200%
Executive Vice President and Chief Operating Officer	90%	180%
Executive Vice President and Chief Financial Officer	80%	160%
Senior Vice President and General Counsel	70%	140%
Senior Vice President and Regional Manager	70%	140%

        In order for the STIP bonus pool to be funded for executive officers, the 2011 STIP required that our 2011 cash flow, as described below, exceed a threshold level of $350 million. If our cash flow had not exceeded the threshold level, no STIP bonus would be paid regardless of the results of any other metric. Our actual cash flow was $865 million, resulting in full initial funding of the STIP bonus pool for executive officers. The Compensation Committee then examined our performance under five quantitative and two qualitative metrics to determine actual bonus payments to executive officers by reducing (but not increasing) the amounts funded through achievement of the cash flow threshold. Using this construct, bonus payments to our executive officers under the STIP are intended to be "performance-based," as defined under Section 162(m) of the IRC, and therefore fully deductible for federal income tax purposes. The Compensation Committee evaluated our performance in the following five quantitative areas with respect to the annual cash bonus awards for our executive officers:

	Minimum	Target	Maximum	Actual	% of Target
Production Volume (BCFE)(1)	134.0	145.6	160.2	169.7	117%
Proved Developed Reserve Additions (BCFE)(2)	213.9	251.7	289.5	372.4	148%
Finding and Development Costs ($ per MCFE)(3)	$4.82	$4.19	$3.56	$4.12	98%
Cash Flow ($ in millions)	$535.7	$669.6	$837.0	$865.3	129%
Net Income ($ in millions)	$174.5	$232.6	$290.8	$215.4	93%

(1)
Adjusted for the transition to reporting our production on a three-stream basis.

(2)
Adjusted for engineering revisions to proved developed reserves due to asset performance, and the transition to reporting our production on a three-stream basis.

(3)
Based on proved developed reserve additions, as adjusted for engineering revisions due to asset performance and the transition to reporting our production on a three-stream basis (excluding land costs). As noted below, our actual finding and development cost beat our target by 2%.

        Production Volume—The production volume target represents the volume of oil and gas estimated by our 2011 business plan to be produced and sold during 2011. This measure is important because proceeds from the sale of production volumes generate essentially all of our revenue. In 2011, our production volume exceeded the target by 17% and all five of our regions also exceeded their production targets for the year.

        Proved Developed Reserve Additions—The proved developed reserve additions target represents the proved developed reserves estimated to be added by our capital program during 2011. This measure is important because proved developed reserves are the primary source of future production and cash flow for us and, as such, relate directly to the value of our company. In 2011, we generated 48% more proved developed reserve additions than our target amount or year-to-year growth in our actual performance under this metric of 70%.

        Finding and Development Costs—Finding and development costs are a measure of the efficiency of our capital program in adding value. The finding and development costs target represents the estimated cost of proved developed reserve additions on a $/MCFE basis, as projected by our 2011 business plan. In 2011, our finding and development costs were lower than our target by slightly less than 2%.

        Cash Flow—Our cash flow target is calculated based on our GAAP net income, as adjusted for miscellaneous gains and losses; depreciation, depletion and amortization; impairment and abandonment expense; exploration expense; deferred taxes; change in NPP liability; stock compensation expense; non-cash interest expense and unrealized derivative losses. This measure is important because our cash flow is the primary source of funding for our ongoing capital program and working capital needs, as well as a key factor in shareholder value creation. In 2011, our cash flow exceeded the 2011 business plan target by 29% due to higher than projected production volumes and lower than projected operating costs.

        Net Income—The GAAP net income target represents the amount of GAAP net income initially expected to be generated based on achieving projected 2011 business plan results. Net income is the end result of adjusting the operating cash flow of our company for all non-cash costs and non-recurring events. This measure is important because the rate at which non-cash costs are incurred is related to investment efficiency over time, and non-recurring events can be materially positive or negative relative to expectations. In 2011, our net income was less than our target by approximately 7%, primarily due to impairments driven by end-of-year gas prices, which broadly affected our industry.

        Additionally, the Compensation Committee assessed our performance in the following qualitative areas:

  •
  environmental, health, and safety (EHS)

    Our EHS performance, based on statistical industry measurements, improved in some aspects during 2011; however, we experienced some significant safety challenges in our operational activities where dramatic ramp-up in drilling and completion activity have strained the capabilities of our drilling and completion contractors. As a result, the Compensation Committee exercised its discretion with respect to this qualitative measure in 2011 and reduced the cash bonuses for our NEOs that it would have otherwise approved on the basis of the other quantitative and qualitative measures.

  •
  exploration success and inventory growth

    The Compensation Committee viewed our performance with respect to our qualitative metric for exploration success and inventory growth as neutral, with substantial increases in acreage acquired, but with fewer exploration tests than expected. Accordingly, the Compensation Committee gave no credit, either positively or negatively, for this qualitative measure in 2011.

        Other key events and transactions/initiatives that occurred during the year that impacted the Compensation Committee's bonus decisions were our success in (a) issuing an aggregate of $700 million in high-yield bonds on very favorable terms in our debut and a subsequent offering; (b) entering into a new amended and restated, five-year revolving credit facility; and (c) consummating approximately $1 billion in asset divestitures, including our highly favorable $680 million carry agreement with Mitsui E&P Texas LP.

        The Compensation Committee determines amounts earned under the STIP not only by the extent to which management achieved the quantitative and qualitative performance goals, but also by how management achieved the goals. Each quantitative factor is not equally weighted and the Compensation Committee considers each quantitative and qualitative factor individually and collectively. Because quantitative goals must be determined at the beginning of the year, use of Compensation Committee judgment and discretion protects the STIP from having an illogical outcome if circumstances change during the year such that the formulaic goals no longer comport with "common sense."

        The Compensation Committee considered all of the above-mentioned factors and used its judgment and discretion to determine the following actual bonuses for the NEOs:

			Actual STIP
Executive	Salary Paid in 2011	Target STIP (% of Base Salary)	% of Base Salary	Amount
Best	$571,923	100%	161%	$921,281
Ottoson	$379,885	90%	144%	$545,514
Pursell	$334,500	80%	130%	$434,830
Copeland	$304,039	70%	114%	$345,887
Veatch	$257,308	70%	110%	$282,639

Long-Term Incentive Plan

        The LTIP, which we implemented in the current form in 2008, is an equity compensation program that utilizes performance share units, or PSUs, and restricted stock units, or RSUs, to reward our executive officers and key employees for long-term growth in our net asset value, as reflected in our absolute and relative cumulative total stockholder return, which includes the effects of dividends ("TSR"). Our employees at the senior professional level and above are eligible to participate in the LTIP. Awards of PSUs and RSUs are issued pursuant to our stockholder-approved Equity Plan.

        Under our LTIP, participants were each awarded a target number of share units during the third quarter of 2011, for the performance measurement period beginning July 1, 2011, and ending June 30, 2014. Under the Equity Plan, 75% of the share units were granted as PSUs and 25% were granted as RSUs. RSUs are settled in common shares at the time of vesting, and PSUs are settled in common shares, depending on the extent to which we have satisfied the performance criteria, at the end of the three-year performance period. The actual number of shares of our common stock issued to settle PSUs at the end of the three-year performance period can range from 0% to 200% of the number of PSUs, depending on our absolute and relative TSR. TSR is measured on a compound annualized basis, and relative TSR is compared to the TSR of an equal weighted index of peer companies (the "TSR Peer Group"). The TSR Peer Group was constructed using the constituents of the Oil & Gas Exploration and Production Global Industry Classification System Sub-Industry Group in the S&P SmallCap 600 and S&P MidCap 400 Indices, excluding our company. For the 2011-2014 performance period, the index constituents of the TSR Peer Group as of December 31, 2011, include: Bill Barrett Corporation, Petroquest Energy Inc., Petroleum Development Corporation, Cimarex Energy Company, Comstock Resources, Inc., Contango Oil & Gas Company, Forest Oil Corporation, Gulfport Energy Corporation, Penn Virginia Corporation, Plains Exploration & Production Company, Quicksilver Resources Inc., Swift Energy Company, GeoResources, Inc., Northern Oil and Gas, Inc., Energen Corporation, Approach Resources, Inc., and Stone Energy Corporation. This TSR Peer Group is a custom index developed by Standard & Poor's Financial Services LLC for our company. The peer group participants may change, and change is independent of any action by us.

        The performance matrix for the 2011-2014 performance period is shown below:

2011 PAYOUT MATRIX

(Earned multiplier equals sum of Column A and Column B; subject to maximum multiplier of 2.0 and minimum multiplier of 0.0)

Column A		Column B
Absolute TSR		TSR vs. Peer Index
Ann. TSR	EARNED MULTIPLIER	% Point Deviation From Peers	MULTIPLIER MODIFIER
0%	—	-10%	(0.80)
1%	0.050	-8%	(0.60)
2%	0.100	-6%	(0.40)
3%	0.150	-4%	(0.20)
4%	0.200	-2%	—
5%	0.275	0% (Index TSR)	0.20
6%	0.350	+2%	0.40
7%	0.425	+4%	0.60
8%	0.500	+6%	0.80
9%	0.575	+8%	1.00
10%	0.650
11%	0.725
12%	0.800
13%	0.875
14%	0.950
15%	1.025
16%	1.100
17%	1.200
18%	1.300
19%	1.400
20%	1.500
21%	1.600
22%	1.700
23%	1.800
24%	1.900
25%	2.000

        As an example, if an NEO had a target number of 16,000 share units, 4,000 would be RSUs and 12,000 would be PSUs. At the end of three years, if our absolute TSR was 15% compounded annually but our relative TSR underperformed against the peer index by four percentage points, the result would be a total multiplier of 0.825 (1.025-0.20). The multiplier would then be applied to the 12,000 PSUs previously awarded, resulting in the issuance of 9,900 shares of our common stock to the executive officer at the end of the three-year period in settlement of the PSUs (i.e., 12,000 × 0.825). In addition, during the three-year performance period, we would issue 4,000 shares of our common stock in settlement of the RSUs upon vesting, provided that the executive was still employed by us on each vesting date.

        The total number of PSUs and RSUs awarded and individual allocations to participants were approved by the Compensation Committee during the third quarter of 2011. A total of 356,947 PSUs and RSUs were granted to 367 employees during the third quarter of 2011. In its determination of the total pool value for 2011, the Compensation Committee considered various factors including historical fair value transfer ("FVT," or the percentage of market capitalization transferred to employees annually in the form of stock based awards and other forms of ownership in our company) of our long term incentive compensation system compared to peer companies, input from F. W. Cook on expected trends in FVT for 2011, and shares available in the Equity Plan. The 2011 PSUs and RSUs have a three-year vesting schedule, with one-seventh vesting on the first anniversary of the award date, two-sevenths vesting on the second anniversary of the award date, and the remaining four-sevenths vesting on the third anniversary of the award date. We settle the RSUs with shares of our common stock as they vest. If an employee is terminated, voluntarily or involuntarily, prior to the third anniversary of the award date, he/she will retain all shares of common stock previously issued by us to settle the RSUs as they vest, but will forfeit all unvested RSUs. No settlement of vested PSUs occurs until the three-year performance period is concluded. However, if an employee is terminated, voluntarily or involuntarily, he/she retains vested PSUs, which would be settled at the end of the three-year performance period. All PSUs granted are also subject to a cap in value per unit calculated based on an absolute TSR of 50% for each year and an assumed multiplier of 2.0.

Net Profits Interest Bonus Plan

        Prior to 2008, our long-term incentive program for executives and key employees consisted of the NPP and an RSU program. The NPP was designed to reward the contributions made by our executive officers and key employees to our long-term financial success. Under the NPP, participants shared in the net profits derived from the investment made in all oil and gas activity from a specific pool of our properties in a given year after the capital costs associated with spending program were recouped.

        Once vested, the participant receives a share of the distributable proceeds, in the form of annual cash payments, regardless of employment with us. The complex nature of the NPP and the delay and uncertainty in realization of compensation value until pool payout was reached made the NPP less attractive to newly recruited and highly marketable executives and employees. Accordingly, we discontinued the NPP in 2007 on a prospective basis, and the 2007 pool was the last NPP pool created. We will continue to make payments under the NPP for pool years established prior to 2008 for as long as a subject pool remains in payout status.

        Certain of our executives participate in NPP pools that contribute significantly to their yearly realized compensation; however, due to attrition, not all executives participate in NPP pools, and certain executives that do participate have not received compensation because the NPP pools in which they participate have not reached payout status. Mr. Veatch is the only NEO that received NPP payments during 2011, with $309,131 paid to him. Two other NEOs participate in certain NPP pools, but currently receive no compensation since such pools have not reached payout status.

Retirement Programs—Pension and 401(k) Plans

        Our executives are eligible to participate in our qualified, non-contributory defined benefit pension plan (the "Qualified Pension Plan") and a 401(k) plan on the same basis as all of our employees. The SERP is intended to restore the benefits that would otherwise accrue to certain executive-level employees in the absence of IRC limits on the Qualified Pension Plan. The SERP is an unfunded non-qualified plan. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal of providing retirement replacement income.

        The Qualified Pension Plan in combination with the SERP for certain executive-level employees provide a benefit after 25 years of credited service to us equal to 35% of final average compensation. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the Qualified Pension Plan and the SERP is that officer's average base salary, excluding bonuses.

        Our 401(k) plan is a defined contribution plan also intended to be qualified under the IRC and subject to the Employee Retirement Income Security Act of 1974. The 401(k) plan allows eligible employees to contribute up to 60% of their income on a pretax basis through contributions to the 401(k) plan, subject to annual limits to amounts determined by IRC regulations ($16,500 for 2011). We match each employee's contributions in cash on a dollar for dollar basis, up to 6% of the employee's pretax income. Company contributions vest over an employee's first five years of employment.

Benefits and Perquisites

        The NEOs and all other executives are eligible to participate in our various competitive medical and dental programs on the same basis as all other employees. These plans are intended to provide benefits that support the wellbeing and overall health of executives and employees. Our NEOs are also provided, at no cost, consistent with all employees, group term life insurance up to 2.5 times their respective base salaries up to $1,000,000. We also provide financial planning services to our NEOs, upon their election.

Employee Stock Purchase Plan

        The purpose of the Employee Stock Purchase Plan ("ESPP") is to provide an opportunity for eligible employees to purchase shares of our common stock at a discount to the market price. The plan cycle consists of two periods annually, with plan periods for the six months ending June 30 and December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15% of their base compensation. The purchase price of the stock is 85% of the lower of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is $25,000 per year, pursuant to IRC restrictions. In December 2009, the Board amended the ESPP to limit the number of shares that an employee could purchase in a six-month period to 2,500 shares to comply with final Internal Revenue Service regulations that require a fixed cap for the number of shares that could be purchased during a plan period.

Other Executive Compensation Matters

  Employment Agreements

        Mr. Best is the only executive that has a written employment agreement. Mr. Best's employment agreement became effective May 1, 2006, and continues in effect until either party gives 30-days' prior written notice.

        Pursuant to his employment agreement, Mr. Best received upon the commencement of his employment in June 2006 an award of 20,000 shares of restricted stock, a $50,000 cash bonus, and the opportunity to earn 20,000 RSUs over the next four years. Of the 20,000 RSUs, 5,000 RSUs vested in four equal annual installments beginning the first quarter of 2007, based on continued employment; 10,000 RSUs vested in four equal annual installments if annual net asset value growth exceeded 10%, and 5,000 RSUs vested in four equal annual installments if annual net asset value growth exceeded 15%. Mr. Best earned 1,250 RSUs in each of March 2007, February 2008, February 2009, and February 2010 associated with the service component of the award. Under the performance element of the award, Mr. Best earned 2,500 RSUs based on the results for 2007, but he did not earn any RSUs based on the results for 2006, 2008, and 2009, as our net asset value growth did not exceed 10%.

        Our employment agreement with Mr. Best provides severance benefits under certain termination scenarios. See "Potential Payments upon Termination or Change of Control." The energy industry's history of executive employment terminations during cyclical downturns or strategic shifts in the industry or by particular companies have contributed to a widespread, heightened concern for long-term job stability by executives. In response to this concern, arrangements that provide compensation assurances in the event of an executive's termination without cause, death, or incapacity have become common practice, especially when recruiting executives to join a new company. The post-termination payment provisions in our employment agreement with Mr. Best were an important factor in our ability to recruit Mr. Best to join us as President and Chief Operating Officer in 2006. We believe that the two-year period for post-employment compensation and insurance protection is appropriate to allow Mr. Best adequate time to obtain comparable employment in the event of a termination, and is reasonable in view of the terms offered by other companies in our industry who compete with us for executive talent.

        The employment of all other executives remains "at will" subject to and in accordance with the terms and conditions of written offers.

  Change of Control Severance Benefits

        Change of control severance protection is provided to executives at the level of vice president and above through change of control executive severance agreements. These agreements have a "double trigger" mechanism, which requires first that a qualifying change of control event has occurred and second that the executive has been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. See "Potential Payments upon Termination or Change of Control—Change of Control Arrangements" for more information about these agreements and potential payments in the event of a termination of employment following a change in control.

Internal Revenue Code Section 409A

        The Compensation Committee and the Board strive to ensure that all programs comply with IRC Section 409A. The Compensation Committee will review any future changes to our deferred non-qualified compensation arrangements to ensure compliance with Section 409A.

Stock Ownership Guidelines

        To further align senior management's interests with the interests of stockholders with respect to long-term growth of stockholder value, our Compensation Committee has established and the Board has approved equity ownership guidelines for executives as follows:

Chief Executive Officer	5 times annual base salary
Chief Operating Officer and Chief Financial Officer	3 times annual base salary
Senior Vice Presidents and Vice Presidents	1 times annual base salary

        Equity holdings include the value of vested and unvested RSUs for purposes of these calculations. Until an executive achieves the required ownership level, except for net settlements of equity awards for purposes of paying tax withholding obligations, an executive may not sell equity awarded to him by us, unless approved by the Compensation Committee for the Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer and by the Chief Executive Officer for all other executive officers.

Timing of Equity Grants

        Equity grants awarded as part of the LTIP and pursuant to the Equity Plan are made during the third quarter of each year. The Compensation Committee generally approves these grants at a meeting each July. The Compensation Committee has in the past, and may in the future, make limited grants of equity on other dates for newly hired executives as part of compensation packages designed to recruit such persons.

Securities Trading Policy

        We maintain a Securities Trading Policy, the overall goal of which is to inform our officers, employees and directors of the risks of trading in public company securities at a time when they may be in possession of material, non-public information. In addition, our policy provides mechanisms to specifically address trading by officers, certain other employees and directors during prescribed periods of time when the risk of being in possession of material, non-public information is perceived to be highest, and generally prohibits our officers, certain other employees and directors from trading in any of our securities without obtaining pre-clearance from our legal department. Our policy also prohibits officers, employees and directors from (a) entering into transactions that "hedge" the value of our stock, (b) holding our securities in margin accounts, (c) pledging our securities to secure indebtedness, and (d) buying or selling options or derivatives with respect to our securities.

Compensation Committee Report

        The Compensation Committee of SM Energy Company has reviewed and discussed the disclosures contained under "Compensation Discussion and Analysis" with management and its compensation consultant and, based on such review and discussions, the Committee recommended to the Board of Directors that the disclosures set forth under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into SM Energy Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

        Respectfully submitted by the Compensation Committee of the Board of Directors,

  Barbara M. Baumann, Chair
  Stephen R. Brand
  John M. Seidl

Executive Compensation Tables

Summary Compensation Table for 2009, 2010, and 2011

        The following Summary Compensation table sets forth the annual and long-term compensation received during each of our last three years by the NEOs.

        In addition to base salaries and cash bonuses, the following table reflects RSUs and PSUs granted in 2009, 2010, and 2011 to our NEOs. Eligible NEOs participate in our STIP and LTIP, as described more fully in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change In Pension Value and Non- Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Anthony J. Best	2011	$571,923	$921,281	$3,699,746	$—	$—	$122,446	$28,330	$5,343,726
Chief Executive Officer and	2010	$540,039	$918,066	$2,398,049	$—	$—	$106,079	$26,284	$3,988,517
President (principal executive	2009	$513,000	$287,280	$2,286,268	$—	$—	$100,606	$34,416	$3,221,570
officer)
A. Wade Pursell	2011	$334,500	$434,830	$1,189,066	$—	$—	$29,876	$34,845	$2,023,117
Executive Vice President and	2010	$319,885	$447,838	$1,060,706	$—	$—	$21,780	$90,504	$1,940,713
Chief Financial Officer	2009	$306,000	$153,520	$1,241,117	$—	$—	$14,395	$32,165	$1,747,197
(principal financial officer)
Javan D. Ottoson	2011	$379,885	$545,514	$1,479,922	$—	$—	$57,672	$40,373	$2,503,366
Executive Vice President and	2010	$360,346	$583,761	$1,291,292	$—	$—	$45,209	$40,939	$2,321,547
Chief Operating Officer	2009	$345,000	$169,050	$1,469,744	$—	$—	$29,041	$41,045	$2,053,880
David W. Copeland	2011	$304,039	$345,887	$875,745	$—	$—	$—	$47,984	$1,573,655
Senior Vice President,
General Counsel and
Corporate Secretary
Paul M. Veatch	2011	$257,308	$282,639	$496,832	$—	$309,131	$37,806	$56,158	$1,439,874
Senior Vice President and	2010	$246,836	$292,500	$507,301	$—	$510,825	$33,522	$45,238	$1,636,222
Regional Manager	2009	$238,250	$76,240	$718,541	$—	$192,221	$22,653	$44,110	$1,292,015

(1)
The amounts in the column represent the bonuses paid in 2012, 2011, and 2010 but earned during 2011, 2010 and 2009 performance periods, respectively, under the STIP. Mr. Pursell received a $25,000 retention bonus in 2009.

(2)
The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. PSU awards are subject to market-based performance conditions relating to our total stockholder return and relative stockholder return compared to a peer company index over a three-year performance period. The grant date fair values of PSU awards reflected in this column are based on the estimate as of the grant date of the probable outcome of these performance conditions. The grant date fair values for the 2011 PSU awards for Messrs. Best, Ottoson, Pursell, Copeland, and Veatch respectively are $2,941,379, $1,176,590, $945,382, $378,210, and $395,032. If instead we assume that the highest level of performance conditions will be achieved, the grant date fair values of the 2011 PSU awards as computed in accordance with FASB ASC Topic 718 for Messrs. Best, Ottoson, Pursell, Copeland, and Veatch respectively are $4,544,089, $1,817,695, $1,460,505, $584,291, and $610,279. The grant date fair values for the 2010 PSU awards for Messrs. Best, Ottoson, Pursell, and Veatch respectively are $1,918,418, $1,033,023, $848,541, and $405,817. If instead we assume that the highest level of performance conditions will be achieved, the grant date fair values of the 2010 PSU awards as computed in accordance with FASB ASC Topic 718 for Messrs. Best, Ottoson, Pursell, and Veatch respectively are $2,942,674, $1,584,560, $1,301,583, and $622,486. The grant date fair values for the 2009 PSU awards for Best, Ottoson, Pursell, and Veatch respectively are $1,868,543, $1,201,206, $1,014,352, and $587,256. If instead we assume that the highest level of performance conditions will be achieved, the grant date fair values of the 2009 PSU awards as computed in accordance with FASB ASC Topic 718 for Best, Ottoson, Pursell, and Veatch respectively are $2,506,350, $1,611,225, $1,360,590, and $787,710.

(3)
Totals consist of amounts paid and accrued under the NPP for 2011, 2010, and 2009.

(4)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO's combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. No NEO received preferential or above market earnings on deferred compensation.

(5)
Amounts consist of our contributions to the 401(k) plan, holiday bonus, life insurance premiums, financial consulting services, disability insurance premiums and any accrued vacation time due the employee at the time of termination, as well as a relocation payment of $55,899 made to Mr. Pursell in 2010.

Grants of Plan-Based Awards in 2011

        Pursuant to our LTIP, and in accordance with the Equity Plan, we granted PSUs and RSUs to our NEOs on July 1, 2011 and September 6, 2011. The Compensation Committee approved these grants on July 1, 2011 and September 6, 2011, respectively. These grants are summarized in the table below.

					All Other Stock Awards: Number of Shares of Stock or Units(2)
		Estimated Future Payouts Under Equity Incentive Plan Awards
						Grant Date Fair Value of Stock and Option Awards
	Grant Date
Name		Threshold	Target(1)	Maximum(1)
Anthony J. Best	7/1/11	—	—	—	8,825	$651,461
	9/6/11	—	30,774	61,548	—	$2,941,379
	9/6/11	—	—	—	1,448	$106,906
A. Wade Pursell	7/1/11	—	—	—	2,836	$209,354
	9/6/11	—	9,891	19,782	—	$945,382
	9/6/11	—	—	—	465	$34,331
Javan D. Ottoson	7/1/11	—	—	—	3,530	$260,584
	9/6/11		12,310	24,620	—	$1,176,590
	9/6/11	—	—	—	579	$42,748
David W. Copeland(3)	1/1/11	—	—	—	6,788	$400,017
	7/1/11	—	—	—	1,135	$83,786
	9/6/11	—	3,957	7,914	—	$378,210
	9/6/11	—	—	—	186	$13,732
Paul M. Veatch	7/1/11	—	—	—	1,185	$87,477
	9/6/11	—	4,133	8,266	—	$395,032
	9/6/11	—	—	—	194	$14,323

(1)
This amount represents PSUs granted under our Equity Plan. PSUs represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period ending June 30, 2014, a number of shares of our common stock that may be from zero to two times the number of PSUs granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSUs have vested. The performance goals for the PSUs are based on a combination of our TSR for the performance periods and the relative measure of our TSR compared with the cumulative TSR of an index comprised of certain peer companies for the performance period. The PSUs will vest one-seventh on July 1, 2012, two-sevenths on July 1, 2013, and four-sevenths on July 1, 2014. The PSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of PSUs have no rights as stockholders of common stock until such time as the PSUs are settled for shares of common stock on the settlement date.

(2)
This amount represents RSUs granted under our Equity Plan. The RSUs are subject to a holding period and vest one-seventh on July 1, 2012, two-sevenths on July 1, 2013, and four-sevenths on July 1, 2014. The RSUs are subject to forfeiture to us upon termination of employment prior to vesting. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the vesting date.

(3)
Mr. Copeland's January 1, 2011 grant of RSUs coincided with his commencement of employment. The RSUs are subject to a holding period and vest one-seventh on July 1, 2011, two-sevenths on July 1, 2012, and four-sevenths on July 1, 2013.

Outstanding Equity Awards at 2011 Fiscal Year-End

        The following table shows outstanding equity awards to each of our NEOs as of December 31, 2011:

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Anthony J. Best	—	—	—	$—	—	9,999	(2)	$730,927	—		$—
	—	—	—	$—	—	—		$—	52,500	(3)	$3,837,750
	—	—	—	$—	—	10,236	(4)	$748,252	—		$—
	—	—	—	$—	—	—		$—	36,646	(5)	$2,678,823
	—	—	—	$—	—	10,273	(6)	$750,956	—		$—
	—	—	—	$—	—	—		$—	30,774	(7)	$2,249,579
A. Wade Pursell	—	—	—	$—	—	5,428	(2)	$396,787	—		$—
	—	—	—	$—	—	—		$—	28,500	(3)	$2,083,350
	—	—	—	$—	—	4,528	(4)	$330,997	—		$—
	—	—	—	$—	—	—		$—	16,209	(5)	$1,184,878
	—	—	—	$—	—	3,301	(6)	$241,303	—		$—
	—	—	—	$—	—	—		$—	9,891	(7)	$723,032
Javan D. Ottoson	—	—	—	$—	—	6,428	(2)	$469,887	—		$—
	—	—	—	$—	—	—		$—	33,750	(3)	$2,467,125
	—	—	—	$—	—	5,512	(4)	$402,927	—		$—
	—	—	—	$—	—	—		$—	19,733	(5)	$1,442,482
	—	—	—	$—	—	4,109	(6)	$300,368	—		$—
	—	—	—	$—	—	—		$—	12,310	(7)	$899,861
David W. Copeland	—	—	—	$—	—	5,818	(4)	$425,296	—		$—
	—	—	—	$—	—	1,321	(6)	$96,565	—		$—
	—	—	—	$—	—	—		$—	3,957	(7)	$289,257
Paul M. Veatch	—	—	—	$—	—	3,142	(2)	$229,680	—		$—
	—	—	—	$—	—	—		$—	16,500	(3)	$1,206,150
	—	—	—	$—	—	2,165	(4)	$158,262	—		$—
	—	—	—	$—	—	—		$—	7,752	(5)	$566,671
	—	—	—	$—	—	1,379	(6)	$100,805	—		$—
	—	—	—	$—	—	—		$—	4,133	(7)	$302,122

(1)
The market value of shares, units or other rights that have not vested is calculated using the closing price of $73.10 of our common stock on December 30, 2011.

(2)
These RSUs vest one-seventh on August 1, 2010, two-sevenths on August 1, 2011, and four-sevenths on August 1, 2012.

(3)
These PSUs vest one-seventh on August 1, 2010, two-sevenths on August 1, 2011, and four-sevenths on August 1, 2012. The PSUs are subject to a three-year performance period ending June 30, 2012. The award is reported at target of one share of our common stock per PSU as cumulative performance to date as of the last completed fiscal year exceeds threshold. Because these PSUs are not settled until the end of the applicable three-year period, these PSUs include the number of PSUs that have yet to be settled rather than the number of unvested PSUs.

(4)
These RSUs vest one-seventh on July 1, 2011, two-sevenths on July 1, 2012, and four-sevenths on July 1, 2013.

(5)
These PSUs vest one-seventh on July 1, 2011, two-sevenths on July 1, 2012, and four-sevenths on July 1, 2013. The PSUs are subject to a three-year performance period ending June 30, 2013. The award is reported at target of one share of our common stock per PSU as cumulative performance to date as of the last completed fiscal year exceeds threshold. Because these PSUs are not settled until the end of the applicable three-year period, these PSUs include the number of PSUs that have yet to be settled rather than the number of unvested PSUs.

(6)
These RSUs vest one-seventh on July 1, 2012, two-sevenths on July 1, 2013, and four-sevenths on July 1, 2014.

(7)
These PSUs vest one-seventh on July 1, 2012, two-sevenths on July 1, 2013, and four-sevenths on July 1, 2014. The PSUs are subject to a three-year performance period ending June 30, 2013. The award is reported at target of one share of our common stock per PSU as cumulative performance to date as of the last completed fiscal year exceeds threshold. Because these PSUs are not settled until the end of the applicable three-year period, these PSUs include the number of PSUs that have yet to be settled rather than the number of unvested PSUs.

2011 Option Exercises and Stock Vested

        The following table provides information concerning the exercise of stock options and the vesting and settlement of RSUs and PSUs on an aggregated basis during calendar year 2011 for each NEO. All such stock options were granted under our Predecessor Plans described in this Proxy Statement. In May 2003, the Board amended the stock option plans to prohibit any repricing of outstanding options that would reduce the exercise price without stockholder approval. In 2004, our use of stock options was replaced by the use of RSUs under a performance based plan. We implemented the LTIP in its current form in 2008, and pursuant to that program we now grant PSUs and RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Anthony J. Best	—	$—	26,527	$1,997,915
A. Wade Pursell	—	$—	3,469	$260,804
Javan D. Ottoson	—	$—	15,474	$1,164,267
David W. Copeland	—	$—	970	$71,605
Paul M. Veatch	9,996	$588,474	8,608	$645,350

(1)
This column represents the difference between the market price of the underlying shares of common stock on the date of exercise and the exercise price of the exercised options.

(2)
This column represents the number of shares of common stock issued upon the vesting and settlement of RSUs and PSUs during 2011. As discussed above, each RSU represents a right to receive one share of our common stock upon settlement pursuant to the terms of the award agreement, and each PSU represents the right to receive, upon settlement of the PSU after the completion of a three-year performance period, a number of shares of our common stock that ranges from zero to two times, depending on the extent to which we have achieved our performance goals. This table does not include any vested, outstanding PSUs, because all outstanding PSUs are subject to the applicable three-year performance period, and thus have not been settled.

(3)
The value realized on vesting and settlement of the RSUs and PSUs is computed by multiplying the number of shares of common stock issued upon the vesting and settlement of RSUs or settlement of PSUs by the per share closing market price of the underlying shares on the vesting and/or settlement date, or, if the vesting and/or settlement date was not a normal market trading date, then on the last normal market trading date which preceded the vesting/settlement date. The per share closing market prices utilized for this computation were $72.47 on the vesting and settlement date of February 28, 2011 for the last vesting tranche of the 2008 RSU awards; $73.82 on the vesting and settlement date of July 1, 2011 for the first vesting tranche of the July 1, 2010 RSU awards; and $75.56 on the vesting and settlement date of August 1, 2011 for the second vesting tranche of the August 1, 2009 RSU awards and for the full settlement of the earned August 1, 2008 PSU awards.

Pension Benefits

        Our Qualified Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all employees. In addition, we sponsor the SERP to provide an equivalent benefit on earnings above the qualified plans IRC limits (the 2011 limit was $245,000) for certain executive officers with a senior management hierarchy title of at least Vice President. The SERP is an unfunded, non-qualified plan.

        The following table represents the value of each of the NEOs' pension benefits as of December 31, 2011:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Anthony J. Best	Qualified Pension Plan	6	$200,571	$—
	Non-Qualified SERP Pension Plan	6	$245,533	$—
A. Wade Pursell	Qualified Pension Plan	3	$49,711	$—
	Non-Qualified SERP Pension Plan	3	$16,340	$—
Javan D. Ottoson	Qualified Pension Plan	5	$112,323	$—
	Non-Qualified SERP Pension Plan	5	$55,934	$—
David W. Copeland(1)	Qualified Pension Plan	—	$—	$—
	Non-Qualified SERP Pension Plan	—	$—	$—
Paul M. Veatch	Qualified Pension Plan	11	$143,460	$—
	Non-Qualified SERP Pension Plan	11	$2,999	$—

(1)
As of December 31, 2011, Mr. Copeland was not a plan participant.

        Our Qualified Pension Plan in combination with the SERP for certain executives provide a benefit after 25 years of credited service to us equal to 35% of final average compensation. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the Qualified Pension Plan and the SERP is that officer's average base salary, excluding bonuses. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal of providing retirement replacement income. As of December 31, 2011, no NEO was eligible for early retirement under the Qualified Pension Plan, and no NEO was eligible for early retirement (having reached the age of 55 and provided at least 10 years of service to us) under the SERP.

Nonqualified Deferred Compensation

        Although the NPP may be considered a non-qualified deferred compensation plan because amounts are paid under the NPP from net profits, if any, from oil and gas activity from designated pools of properties in years after the participants have earned such net profits interests, the NPP is not a plan whereby specific determinable compensation amounts or balances are deferred. The NPP is described in the "Compensation Discussion and Analysis" herein, and NPP compensation amounts for the NEOs are reflected in the Summary Compensation Table above.

        Our SERP is a nonqualified deferred compensation plan. The SERP is a non-contributory plan, and additional information about the SERP, including the present value of the accumulated benefits under the SERP for each NEO, is set forth in the "Retirement Plans—Pension Benefits" section below. In addition, annual increases in the actuarial value of benefits under the SERP for each NEO are included in the Change In Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above.

 Equity Compensation Plans

        Under the ESPP, shares of our common stock and under the Equity Plan, options, restricted stock, RSUs, PSUs, stock appreciation rights, and stock-based awards are authorized for grant or issuance as compensation to eligible employees, consultants, and members of the Board. Our stockholders have approved each of these plans. The following table is a summary of the shares of common stock authorized for issuance under our existing equity compensation plans as of December 31, 2011:

			(c)
	(a)	(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan
Stock options and incentive stock options(1)	508,214	$13.86
Restricted stock(1)(3)	308,877	N/A
Performance share awards(1)(3)(4)	1,232,225	N/A
Total for Equity Incentive Compensation Plan	2,049,316	$13.86	2,708,822
Employee Stock Purchase Plan(2)	—	—	1,373,969
Equity compensation plans not approved by security holders	—	—	—
Total for all plans	2,049,316	$13.86	4,082,791

(1)
In May 2006, our stockholders approved the Equity Plan to authorize the issuance of restricted stock, RSUs, non-qualified stock options, incentive stock options, stock appreciation rights, performance shares, PSUs, and stock-based awards to key employees, consultants, and members of the Board or any affiliate of SM Energy. The Equity Plan serves as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the SM Energy Company Restricted Stock Plan, and the SM Energy Company Non-Employee Director Stock Compensation Plan (collectively referred to as the "Predecessor Plans"). All grants of equity are now made under the Equity Plan, and no further grants will be made under the Predecessor Plans. Each outstanding award under a Predecessor Plan immediately prior to the effective date of the Equity Plan continues to be governed solely by the terms and conditions of the instruments evidencing such grants or issuances. Our Board approved amendments to the Equity Plan in 2009 and 2010 and each amended plan was approved by stockholders at the respective annual stockholders' meetings. The awards granted in 2011, 2010, and 2009 under the Equity Plan were 386,802, 540,774, and 1,016,931, respectively.

(2)
Under the ESPP, eligible employees may purchase shares of our common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the stock is 85 percent of the lower of the fair market value of the stock on the first or last day of the six-month offering period, and shares issued under the ESPP as of December 31, 2011, have no minimum restriction period. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code. Shares issued under the ESPP totaled 41,358, 52,948, and 86,308 in 2011, 2010, and 2009, respectively.

(3)
RSUs and PSUs do not have exercise prices associated with them, but rather a weighted-average per share fair value which is presented in order to provide additional information regarding the potential dilutive effect of the awards. The weighted-average grant date per share fair value for the outstanding RSUs and PSUs was $44.33 and $52.38, respectively.

(4)
The number of PSUs vested assumes a one multiplier. The final number of shares issued may vary depending on the ending three-year multiplier, and will range from zero to two times this number.

Potential Payments Upon Termination or Change of Control

Employment Agreements and Termination of Employment

        We entered into an employment agreement with Mr. Best dated May 1, 2006. When his employment commenced, Mr. Best received an award of 20,000 shares of restricted stock, which vested immediately and was not subject to forfeiture, and a $50,000 cash bonus. Over the first four years of the agreement, Mr. Best was able to earn RSUs in varying amounts, earning in the first quarter of each year 1,250 RSUs if he was employed by us at that time, and an additional 2,500 RSUs if the net asset value growth from the prior year exceeded 10%, with a further 1,250 RSUs if such growth exceeded 15%. Mr. Best earned 1,250 RSUs in March 2007, February 2008, February 2009 and February 2010, associated with the service component of his award. Mr. Best earned 2,500 RSUs under the performance element of his employment agreement based on the results for 2007; however, he did not earn the performance based component of his employment agreement based on the results for 2009, 2008, or 2006. Mr. Best participates in the fringe benefits and other benefit plans and practices of ours in the same manner and to the same comparable extent as our other senior executives.

        Our employment agreement with Mr. Best provides that in the event that we terminate Mr. Best's employment for any reason other than (a) the death or incapacity of Mr. Best or (b) his gross negligence, gross incompetence, fraud, or dishonesty, as determined by the Board, we must continue Mr. Best's base salary at its rate at the time of such termination for a period of two years thereafter, together with a continuation for two years of the insurance benefits in effect for him at the time of such termination.

        Based on Mr. Best's annual salary and level of insurance benefits in effect as of December 31, 2011, the total amount of cash payments that would have been made to Mr. Best for a period of two years after a termination on December 31, 2011, would have been $1,160,000, and the estimated value of insurance benefits to be paid over such period would have been approximately $43,660.

        Our employment agreement with Mr. Best also provides that in the event that Mr. Best's employment is terminated under circumstances such that the terms of our change of control executive severance agreement for Mr. Best would apply, and to the extent that severance pay or benefits, each considered separately, to be received by Mr. Best pursuant to the terms of the change of control executive severance agreement would exceed the severance pay or benefits, each considered separately, pursuant to the terms of Mr. Best's employment agreement, Mr. Best shall receive such excess severance pay or benefits under the change of control executive severance agreement pursuant to the terms thereof. Our change of control executive severance agreements are discussed below.

Change of Control Arrangements

        Change of control severance protection is provided to executives at the level of Vice President and above through change of control executive severance agreements. These agreements have a "double trigger" mechanism, which requires first that a qualifying change of control event has occurred and second that the executive has been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of our company (a) without "cause" by our company or (b) for "good reason" by the officer, each as defined in the agreements. The term "good reason" incorporates the concept of a change in the executive's status, authority, position, offices, titles, duties, or responsibilities that are reasonably viewed as a diminution of duties at any time within the 90 days preceding a change of control event or within two and one-half years thereafter. The term "good reason" also contemplates a reduction in the executive's base salary and benefits over this same time frame, or the requirement that an executive relocate his base of employment outside a 25 mile radius from the executive's location at that time. Severance payments equal to a maximum of two and one-half times annual base salary, depending on the length of time of employment after the change of control, provided that in no event would the severance payments equal less than one times annual base salary. In addition, all insurance and benefits will be provided for a period of one year after termination. In the event the executive is subject to golden parachute excise taxes under Section 4999 of the IRC, severance benefits may be reduced to avoid excise taxes, if doing so would increase the net after tax benefits to the executive. No excise tax "gross-up" payments are provided.

        A change of control is defined to include (a) an acquisition of more than 50% of the common stock or assets of our company in a reorganization, merger, or consolidation of our company or (b) a change in more than 50% of the composition of the Board, other than as a result of the election of new members of the Board by a vote of the incumbent members of the Board or by our stockholders pursuant to the recommendation of the incumbent members of the Board.

        Particularly in view of the propensity for mergers, acquisitions, and consolidations in our industry, we believe that these change of control executive severance agreements promote stability and continuity among our executives, allowing them to remain neutral in the face of a transaction that would benefit stockholders, but would result in their involuntary termination. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the executive as well as a retention incentive benefiting our company and its stockholders without creating an unreasonable impediment to a potential acquirer of our company. The maximum two and one-half times base salary post-change of control severance benefit, and the minimum one times base salary benefit and insurance coverage period under our agreements for its executives, are comparable to payment levels and periods offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance and benefits protection during a reasonable period of time to allow the executive to obtain comparable employment.

        Based on the respective annual base salaries and benefit levels of the NEOs as of December 31, 2011, under the change of control executive severance agreements, the total maximum severance payments for two and one-half years, the total minimum severance payments for one year, and the estimated value of continued benefits for one year after severance for each of the NEOs who were employed by us as of December 31, 2011, would be as follows:

Name	Maximum Severance Payments	Minimum Severance Payments	Estimated Value of Benefits for One Year(1)
Anthony J. Best(2)	$1,450,000	$1,160,000	$21,830
A. Wade Pursell	$845,000	$338,000	$20,121
Javan D. Ottoson	$962,500	$385,000	$21,283
David W. Copeland	$775,000	$310,000	$20,121
Paul M. Veatch	$650,000	$260,000	$20,672

(1)
The change of control executive severance agreements provide that the benefits shall be limited to the extent that the executive obtains any such benefits pursuant to a subsequent employer's benefit plans. The maximum period for receipt of benefits under the change of control executive severance agreements is one year for all NEOs with the exception of Mr. Best as described in footnote (2) below.

(2)
Our employment agreement with Mr. Best provides that in the event of our change of control and a termination of Mr. Best's employment, we must pay minimum severance payments and insurance benefits to Mr. Best at the rate at the time of such termination for a period of two years thereafter, and, to the extent that severance pay or benefits to be received by Mr. Best under the terms of our change in control executive severance agreement with Mr. Best would exceed the severance pay or benefits under his employment agreement, Mr. Best shall receive the excess severance pay and benefits under such change of control executive severance agreement.

        Under our change of control executive severance agreements with our executives, the severance payments are to be made in such base salary installment amounts and pursuant to such base salary installment payment schedule as were in effect immediately prior to the change of control, and our company or its successor is obligated to make such payments. We also have change in control arrangements with a majority of our non-executive employees.

DIRECTOR COMPENSATION

General

        Mr. Best, our Chief Executive Officer and only employee director, does not receive additional compensation for serving on the Board or any committee of the Board.

        The annual service period for our directors is the period from one stockholders' annual meeting to the next. The current fiscal service period is the period from May 25, 2011, through May 23, 2012. Director compensation is primarily paid in the form of stock grants.

        The annual compensation for each non-employee directors is as follows:

  •
  A $55,000 retainer (in lieu of Board and committee meeting attendance fees) payable at the individual director's option, either entirely in cash or shares of our common stock. Ms. Baumann, Mr. Bickle, Mr. Gardiner and Mr. Quintana each elected to have their 2011 retainers paid in shares of our common stock, which resulted in a grant on May 26, 2011, of 823 shares of our common stock to each under the Equity Plan.

  •
  A grant having a value of $160,000 of shares of our common stock—resulting in a grant on May 26, 2011, to each non-employee director of 2,395 shares of our common stock issued under the Equity Plan. These shares and any shares issued pursuant to any retainer are earned over the director's annual service period. However, shares issued to a director who thereafter resigns from the Board before completing the annual service period, but after having completed at least five years of service as a Board member, are treated as fully earned. All shares issued to a director for compensation may not be transferred until two years after the date of issuance. The related compensation expense we record is the fair value of the share grant as calculated under the valuation provisions required by FASB ASC Topic 718.

  •
  Reimbursement for expenses incurred in attending Board and committee meetings and director education programs.

        Chairs of the following committees are paid the indicated cash retainers at the beginning of the annual director service period in recognition of the additional workload of their respective committee assignments:

  •
  Audit Committee Chair—$20,000

  •
  Compensation Committee Chair—$15,000

  •
  NCG Committee Chair—$10,000

        Mr. Sullivan was paid a retainer for his service as non-executive Chairman of the Board of $75,000 for the 2011-2012 annual service period. The retainer was paid in the form of stock on May 26, 2011, which resulted in a grant of 1,122 shares of our common stock. The retainer was in addition to his basic non-employee director compensation.

        Non-employee directors may participate in our matching charitable gift program, maintained for current and former employees to encourage financial support for charitable organizations that are exempt from federal income taxation. Our annual charitable gifts budget, which includes this matching program, is determined prior to the commencement of each year as a percentage of the average of the prior three years' total income, before taxes and charitable contributions, and all annually budgeted funds are expended for charitable purposes. Ms. Baumann, Mr. Seidl, and Mr. Sullivan participated in this program during 2011, and we matched a total of $19,200 in non-employee director contributions for 2011 under this program. We may suspend, change, revoke or terminate the program at any time.

        Our directors are eligible to participate in our health, pharmacy, dental, and vision insurance programs. Directors are charged a premium that is equal to the COBRA rates associated with our plan. Participation in this plan is considered non-compensatory.

        The Compensation Committee has established equity ownership guidelines for the non-employee directors of three times their annual stock-based retainer. Equity holdings include the value of vested and unvested RSUs for purposes of these calculations. New directors are allowed time to meet this guideline and are not required to acquire shares in the open market for this purpose.

        The following table sets forth the annual and long-term compensation paid during 2011 to our non-employee directors. The stock based component of the compensation reflects the grant date fair value. Cash based compensation is recorded based on the payments to the individual director.

2011 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(2)(3)(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation	Change In Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(6)	Total
Barbara M. Baumann	$15,000	$214,962	—	—	—	$10,000	$239,962
Larry W. Bickle	—	$214,962	—	—	—	—	$214,962
Stephen R. Brand(1)	$59,452	$188,457	—	—	—	—	$247,909
William J. Gardiner	$20,000	$214,962	—	—	—	—	$234,962
Julio M. Quintana	—	$214,962	—	—	—	—	$214,962
John M. Seidl	$65,000	$159,986	—	—	—	$5,200	$230,186
William D. Sullivan	$55,000	$234,936	—	—	—	$4,000	$293,936

(1)
Mr. Brand was issued 389 shares of our common stock upon his election to the Board on March 21, 2011. This stock award was for the period from March 21, 2011, through May 23, 2011, and is considered to be earned over the director's pro-rated annual service period and fully vested on May 23, 2011. The shares also may not be transferred until May 26, 2012. The value of the stock awards represents the grant date fair value.

(2)
Each of our non-employee directors was issued 2,395 shares of our common stock on May 26, 2011, after such director's election to the Board on May 25, 2011. Mr. Sullivan was issued an additional 1,122 shares of our common stock on May 26, 2011, for serving as the non-executive Chairman of the Board. Ms. Baumann, Mr. Bickle, Mr. Gardiner, and Mr. Quintana elected to receive an additional 823 shares of our common stock on May 26, 2011, in lieu of their $55,000 annual cash retainers. These stock awards are for the annual service period from May 25, 2011, through May 23, 2012. The shares are considered to be earned over the director's annual service period and fully vested May 25, 2012. The shares also may not be transferred until two years after the date of issuance of the shares. The value of the stock awards represents the grant date fair value.

(3)
The grant date fair value of each share issued to non-employee directors over their past three years of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. There were no forfeitures by directors during fiscal 2011.

Grant Date	Shares	Value	Grantee
5/26/2011	2,395	$159,986	Brand, Seidl
5/26/2011	3,218	$214,962	Baumann, Bickle, Gardiner, and Quintana
5/26/2011	3,517	$234,936	Sullivan
3/21/2011	389	$28,471	Brand
5/27/2010	3,750	$159,975	Baumann, Bickle, Gardiner, Seidl, and Quintana
5/27/2010	5,508	$234,971	Sullivan
5/21/2009	7,858	$159,989	Baumann, Bickle, Gardiner, Seidl, and Quintana
5/21/2009	10,804	$219,969	Sullivan
(4)
As of December 31, 2011, our non-employee directors held the following number of shares of restricted stock: Ms. Baumann—3,218, Mr. Bickle—3,218, Mr. Brand—2,395, Mr. Gardiner—3,218, Mr. Quintana—3,218, Mr. Seidl—2,395 and Mr. Sullivan—3,517.

(5)
For the year ended December 31, 2011, no stock options were issued to directors, nor have any stock options been issued to the directors since December 2004. As of December 31, 2011, the non-employee directors held the following number of stock options: Ms. Baumann—47,666, Mr. Bickle—34,586 and Mr. Gardiner—34,586. All such options are vested and exercisable. Mr. Brand, Mr. Quintana, Mr. Seidl and Mr. Sullivan do not hold any outstanding stock options. The options described above are cumulative unexercised options granted to the directors over their years of service to us.

(6)
The amounts in this column represent matching charitable contributions made on the behalf of Ms. Baumann, Mr. Seidl, and Mr. Sullivan for the year 2011 under our matching charitable gift program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Ms. Baumann, Mr. Brand, Mr. Quintana and Mr. Sullivan served on our Compensation Committee during fiscal year 2011. None of the directors who served on the Compensation Committee during fiscal year 2011 has ever served as one of our officers or employees. During fiscal year 2011, there were no Compensation Committee interlocks.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our directors are elected annually. At the Annual Meeting, eight directors are to be elected to serve for one year or until their successors are elected and qualified. Based on the recommendations of the NCG Committee, the Board has nominated the following individuals for re-election as directors to serve until the 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal:

Barbara M. Baumann
Anthony J. Best
Larry W. Bickle
Stephen R. Brand
William J. Gardiner
Julio M. Quintana
John M. Seidl
William D. Sullivan

        Each nominee is currently a director, and all nominees were previously elected to the Board by our stockholders. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by the Board.

        Set forth below is certain biographical information, as of the filing date of this Proxy Statement, for each nominee for election as director, including his or her principal occupation, business experience, and public company directorships held during the last five years. There are no family relationships among any of our directors or executive officers.

        As discussed above, the NCG Committee utilizes the framework of our Corporate Governance Guidelines to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership, and an understanding of our oil and natural gas exploration and production business. The overall objective is to identify a group of directors that can best contribute to our long-term success. All of the nominees discussed below are seasoned leaders who bring to the Board a vast array of oil and gas industry, public and private company, and other business experience, all at the senior executive officer level, and who meet the director qualification standards set forth in the Corporate Governance Guidelines. Among other attributes, each possesses a wide breadth of varied skills and experience in leadership, the energy industry, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy—qualities that led the NCG Committee and the Board to conclude that these individuals should serve as our directors at this time, in light of our business and structure, overall industry environment, and our long-term strategy. The specific experiences, qualifications, attributes, and skills of each nominee are briefly described in each nominee's biographical information below. In addition, the nominees, whose experiences cover various aspects of the energy industry, represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our company, and have a demonstrated ability to work collaboratively with candid discussion.

	Age	Director Since
Barbara M. Baumann. Ms. Baumann joined our Board in 2002. Ms. Baumann is President of Cross Creek Energy Corporation, a direct investor in and consultant to energy-related companies. Ms. Baumann has held that position since July 2003. From 2000 to July 2003, Ms. Baumann was Executive Vice President of Associated Energy Managers LLC, an investment manager and general partner of a private equity energy fund. From 1981 to 1999, Ms. Baumann worked for Amoco in a variety of positions, including serving as Vice President of the Company's San Juan Basin Business Unit. Ms. Baumann is also a director of UniSource Energy Corporation (NYSE: UNS), the parent company for Tucson Electric Power Company and CVR Energy (NYSE: CVI), a petroleum refiner and the general partner of CVR Partners, a fertilizer manufacturer. Ms. Baumann is also an independent trustee of the Putnam Mutual Funds. Ms. Baumann brings to the Board over 25 years of experience in the oil and gas exploration and production industry, including broad strategic planning, economic evaluation, operational, natural gas marketing, and human resources management skills and experience, which are important to the oversight of our financial, operational, and compensation management functions. She also has significant financial management and accounting management experience, which is important in our oversight of our financial reporting and financial risk management functions. Ms. Baumann's service on other public company boards enhances her strong corporate governance background, and her position as an independent trustee of a large family of mutual funds provides important insights into stockholder concerns.	56	2002

Anthony J. Best. Mr. Best joined the Company in June 2006 as President and Chief Operating Officer. In December 2006, Mr. Best relinquished his position as Chief Operating Officer when Javan D. Ottoson was elected to that office. Mr. Best was elected Chief Executive Officer and a director of the Company in February 2007. From November 2005 to June 2006, Mr. Best was developing a business plan and securing capital commitments for a new exploration and production entity. From 2003 to October 2005, Mr. Best was President and Chief Executive Officer of Pure Resources, Inc., an independent oil and natural gas exploration and production company that was a subsidiary of Unocal, where he managed all of Unocal's onshore United States assets. From 2000 to 2002, Mr. Best had an oil and gas consulting practice, working with various energy firms. From 1979 to 2000, Mr. Best was with ARCO in a variety of positions, including serving as President—ARCO Latin America, President—ARCO Permian, Field Manager for Prudhoe Bay and VP—External Affairs for ARCO Alaska. Mr. Best brings to the Board over 30 years of broad experience in the oil and gas exploration and production industry, and as our Chief Executive Officer, a deep understanding of our business, operations, and long-term strategic issues and goals.	62	2007

	Age	Director Since
Larry W. Bickle. Mr. Bickle joined our Board in 1995. Mr. Bickle is a retired private equity investor with extensive experience in various energy related businesses. From June 2005 through April 2007, he was Executive in Residence for Haddington Ventures, L.L.C., a private equity fund that invests in midstream energy companies and assets. Prior to that, Mr. Bickle was Managing Director of Haddington from June 1997 to 2005. From 1984 to 1997, Mr. Bickle was Chairman of the Board and Chief Executive Officer of TPC Corporation (formerly Tejas Power Corporation), a NYSE-listed gas storage, transportation, and marketing company that he founded. Mr. Bickle is also a director of UniSource Energy Corporation (NYSE: UNS), the parent company for Tucson Electric Power Company. He also serves as Non-Executive Chairman and is a member of the Board of Managers of Quantum Natural Gas Storage, LLC. Mr. Bickle brings to the Board over 25 years of experience in various aspects of the oil and gas exploration and production industry and provides the Board with significant strategic planning, operations management, public company corporate governance, and public policy insights from his experience leading TPC Corporation. Mr. Bickle also brings specific knowledge of natural gas transportation infrastructure including pipelines, processing, treatment, and storage; experience running a large natural gas marketing and trading operations, and extensive experience with both state and federal regulators related to natural gas production and transportation. He also has significant financial management and accounting oversight experience, which is important to oversight of our financial reporting and financial risk management functions. Mr. Bickle's service on other public company boards enhances his strong corporate governance background.	66	1995

Stephen R. Brand. Mr. Brand joined our Board in 2011. Mr. Brand is currently Senior Executive Advisor of Welltec A/S, a privately held Danish corporation that develops and provides well technology and related services for the oil and gas industry. He is also Senior Advisor to Clean Range Ventures, which is a cleantech venture capital firm targeting transformative opportunities in the areas of virtual utilities, resource management, advanced transportation, and low carbon energy. Mr. Brand is also a director of BPZ Resources, Inc. (NYSE: BPZ), a company that focuses on exploration, development and production of oil and natural gas in Peru and Ecuador. At the end of 2010, Mr. Brand retired as Senior Vice President, Technology (R&D) of ConocoPhillips (NYSE: COP), a multinational/integrated energy company. Prior to his appointment as Senior Vice President, Technology (R&D) of ConocoPhillips in October 2007, Mr. Brand served as Vice President, Exploration and Business Development at ConocoPhillips, beginning in 2005. Mr. Brand started his career in 1976 as a geologist with Phillips Petroleum Company and thereafter served in various roles of increasing responsibility with Phillips Petroleum and its successor, ConocoPhillips, including serving as President, Canada and President, Australasia. Mr. Brand has over 35 years of experience in the energy industry, including extensive experience in the development of exploration and development programs and in strategic planning and research programs for upstream, downstream, and "new" stream technologies. He also has valuable human resources management skills and experiences, which are relevant in the oversight of our operational and compensation management functions.	62	2011

	Age	Director Since
William J. Gardiner. Mr. Gardiner joined our Board in 1999. Mr. Gardiner is Senior Vice President and Chief Financial Officer of King Ranch, Inc., a privately held ranching and agricultural company that owns the historic 825,000 acre "King Ranch" in south Texas. Mr. Gardiner has been an executive officer and Chief Financial Officer of King Ranch, Inc. since 1996. Before joining King Ranch in 1996, Mr. Gardiner served as Executive Vice President and Chief Financial Officer of CRSS, Inc., a NYSE-listed architectural engineering and independent power producing firm. Mr. Gardiner was employed by CRSS for approximately 20 years. Mr. Gardiner was initially appointed as a director at the time of our acquisition of King Ranch Energy, Inc. in 1999. Mr. Gardiner brings to the Board strong financial management and accounting oversight skills and experiences, a significant amount of which was obtained through his work in energy related businesses for over 25 years. These skills and experiences are important in the oversight of our financial reporting and financial and operational risk management functions, and serve as a basis for Mr. Gardiner's designation as an audit committee financial expert.	58	1999

Julio M. Quintana. Mr. Quintana joined our Board in 2006. Mr. Quintana is the President, Chief Executive Officer, and a director of TESCO Corporation (NASDAQ: TESO), which designs, manufactures, and delivers technology based solutions for the upstream oil and natural gas industry, including oilfield drilling technology, services, and equipment. Prior to the appointment to his current position at TESCO Corporation in September 2005, Mr. Quintana served as Executive Vice President and Chief Operating Officer at TESCO beginning in September 2004. Prior to his tenure at TESCO, Mr. Quintana worked for five years in various executive roles for Schlumberger Corporation. Prior to Schlumberger, Mr. Quintana worked for nearly 20 years for Unocal Corporation, an integrated E&P company, in various operational and managerial roles. Mr. Quintana brings to the Board over 30 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, and broad human resources management skills and experience, which are important in the oversight of our financial reporting and financial and operational risk management functions. Mr. Quintana's service on another public company board enhances his strong corporate governance background.	52	2006

John M. Seidl. Mr. Seidl joined our Board in 1994. Mr. Seidl has been involved in energy and natural resource businesses since 1978, and is currently Chairman of the Board of EnviroFuels, LLC, a privately held corporation that develops, manufactures, and markets technology that improves the performance and efficiency of internal combustion engines, boilers, and other engine designs. Mr. Seidl has held the Chairman position since January 2006 and held the Chief Executive Officer position from October 2008 until May 2010. From July 2004 to January 2006, he served as Vice Chairman of EnviroFuels' advisory board. Mr. Seidl brings to the Board over 30 years of experience in various energy and natural resources businesses, and provides the Board with significant strategic planning, operations management, public company corporate governance, and public policy insights from his experience leading numerous companies and in government. He also has significant financial management and accounting oversight experience, which is important in the oversight of our financial reporting, financial risk management and compensation management functions.	73	1994

	Age	Director Since
William D. Sullivan. Mr. Sullivan joined our Board of Directors in 2004. Mr. Sullivan is a retired oil and gas executive who was with Anadarko Petroleum Corporation, a large independent oil and natural gas exploration and production company, for over 20 years. Mr. Sullivan retired from Anadarko in August 2003. Since March 2006, Mr. Sullivan has been a director of Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP (NASDAQ: LGCY), a limited partnership focused on the acquisition and development of producing oil and natural gas properties. Since February 2007, Mr. Sullivan has been a director of Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP (NYSE: NGLS), a midstream natural gas limited partnership engaged in the business of gathering, compressing, treating, processing, and selling natural gas, and fractionating and selling natural gas liquids and NGL products. Since August 2007, Mr. Sullivan has been a director of Tetra Technologies, Inc. (NYSE: TTI), an oil and gas services company. Since June 2011, Mr. Sullivan has been a director and member of the audit committee of Compressco Partners GP, Inc., which is the general partner of Compressco Partners, L.P. (NASDAQ: GSJK), a publicly traded limited partnership providing wellhead compression-based production enhancement services. Compressco Partners GP, Inc. is a majority-owned subsidiary of Tetra Technologies, Inc. Mr. Sullivan was with Anadarko Petroleum Corporation from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production at Anadarko. Mr. Sullivan also served Anadarko as Vice President, Operations—International, Gulf of Mexico, and Alaska in 2001, Vice President—International Operations from 1998 to 2000, Vice President—Algeria from 1995 to 1998, and Vice President—U.S. Onshore Operations from 1993 to 1995. Mr. Sullivan brings to the Board over 30 years of strong and broad experience in the oil and gas industry, with particular expertise in the exploration and production side of the industry. His experience as an exploration and production senior executive enables him to contribute significant independent insights on our business and operations, and the economic environment and long-term strategic issues that we face. In addition, his human resources management skills and experience are important in the oversight of our compensation management functions, and his service on other public company boards of directors provides a strong corporate governance background.	55	2004

Recommendation of the Board

        The Board recommends voting "FOR" the election of all of the nominees listed above.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

        Our stockholders are being asked to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2012. Deloitte & Touche has served as our independent registered public accounting firm since 2001, and the Audit Committee plans to engage Deloitte & Touche to perform the audit of our financial statements as of and for the year ending December 31, 2012.

        The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Deloitte & Touche is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will consider whether to engage another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

        A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Recommendation of the Board

        The Board recommends voting "FOR" Proposal 2.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, this Proposal 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. In particular, to the extent there is any significant vote against our named executive officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        As described in "Executive Compensation—Compensation Discussion and Analysis" hereof, our executive compensation programs are designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based short-term and long-term incentive programs to make executive pay dependent on our performance (and thereby "at-risk"). In addition, as an executive officer's responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed "at-risk" increases in relation to base salary. Furthermore, our named executive officers' targeted and actual total direct compensation (base salary plus target bonus plus long-term incentive compensation) is generally designed to approximate the median of our peer group.

        As discussed in more in under "Executive Compensation—Compensation Discussion and Analysis" hereof, our STIP measures performance using metrics that we believe are the key drivers of long-term stockholder value creation. Our LTIP also attempts to achieve this goal by rewarding performance based upon absolute "total stockholder return" as well as total stockholder return compared to peers. We believe that we have achieved our goal for at least the last three years.

        In light of these reasons, we are asking stockholders to vote "FOR" the following resolution:

    "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the Proxy Statement for SM Energy Company's 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the "Compensation Discussion and Analysis" section, and in the Summary Compensation Table and the other related tables and disclosures in the Proxy Statement."

        As you consider this Proposal 3, we urge you to read the "Compensation Discussion and Analysis" section hereof, which more thoroughly discusses how our compensation policies and procedures are designed to implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals and significantly align the interests of our management with those of our stockholders.

        The Board has adopted a policy providing for annual advisory votes on executive compensation. Unless the Board modifies this policy, the next advisory vote on compensation following this vote will be held at our 2013 Annual Meeting of Stockholders.

Recommendation of the Board

        The Board recommends voting "FOR" Proposal 3.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is appointed by the Board of Directors of SM Energy Company to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of SM Energy Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of SM Energy Company's independent registered public accounting firm, (c) the performance of SM Energy Company's internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.

        Management is responsible for SM Energy Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Deloitte & Touche LLP, the independent registered public accounting firm, is responsible for performing an independent audit of SM Energy Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of SM Energy Company for the year ended December 31, 2011. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of SM Energy Company be included in SM Energy Company's Annual Report on Form 10-K for the year ended December 31, 2011.

        Respectfully submitted by the Audit Committee of the Board of Directors,

  William J. Gardiner, Chair
  Larry W. Bickle
  Julio M. Quintana

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        To the knowledge of management, neither Deloitte & Touche LLP nor any of its members has any direct or material indirect financial interest in our company or any connection with our company in any capacity other than as our independent registered public accounting firm.

        We paid the following fees to Deloitte & Touche LLP for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2011, and 2010. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	2011	2010
Audit Fees(1)	$908,850	$564,728
Audit Related Fee(2)	—	—
Tax Fees(3)	10,000	17,750
All Other Fees	—	—

Total Fees	$918,850	$582,478

(1)
Includes reviews of registration statements and related consents and comfort letters.

(2)
Includes out-of-pocket expenses related to travel to Audit Committee and stockholder meetings.

(3)
Includes basic compliance services and assistance with technical research.

        The Audit Committee has concluded that the provision of the non-audit services, such as tax services, is compatible with maintaining Deloitte & Touche LLP's independence.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

        The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee's policy that, prior to the engagement of the independent registered public accounting firm, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (including the related fees and other terms of such services).

        In connection with this policy, the following procedures are followed: (a) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent registered public accounting firm during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent registered public accounting firm; (b) actual amounts paid to the independent registered public accounting firm are monitored by financial management of our company and reported to the Audit Committee; (c) any services proposed to be provided by the independent registered public accounting firm and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and (d) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

 STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

        Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2013 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 15, 2012.

        In addition to the requirements of Rule 14a-8, and as more specifically provided for in our By-Laws, in order for a nomination of persons for election to the Board or a proposal of business to be properly brought before the 2013 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our By-Laws. A stockholder making a nomination for election to the Board or a proposal of business for the 2013 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary not earlier than the close of business on the 105th day prior to the first anniversary of the date of the 2012 Annual Meeting nor later than the close of business on the 75th day prior to the first anniversary of the 2012 Annual Meeting. In other words, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2013 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than February 7, 2013 and no later than March 9, 2013. If the date of our 2012 Annual Meeting of Stockholders changes by more than 20 days before or after May 25, 2012, then stockholder nominations and proposals must be received not earlier than the close of business on the 105th day prior to the date of the 2013 Annual Meeting of Stockholders and not later than the close of business on the later of the 75th day prior to the date of the 2013 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2013 Annual Meeting of Stockholders is less than 85 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2013 Annual Meeting of Stockholders is first made by us. For additional information about stockholder nominations and proposals, see "Corporate Governance—Director Nomination Process."

        Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2013 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 28, 2013, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February 28, 2013, and the matter nonetheless is permitted to be presented at the 2013 Annual Meeting of Stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

2011 ANNUAL REPORT

        Our Annual Report is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

        We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, with the SEC. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at the address specified above.

OTHER MATTERS

        Management does not know of any matters other than the election of directors, the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2012 and the advisory vote to approve the compensation of our named executive officers to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors,

David W. Copeland Senior Vice President, General Counsel and Corporate Secretary

April 13, 2012

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GAQB 1 U PX + . + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 1. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the below eight persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below. 2. The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2012. For Against Abstain 3. To approve, on a non-binding advisory basis, the compensation of our Company’s named executive officers, as disclosed in the accompanying Proxy Statement. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Annual Meeting Proxy Card 01 - Barbara M. Baumann 04 - Stephen R. Brand 07 - John M. Seidl 02 - Anthony J. Best 05 - William J. Gardiner 03 - Larry W. Bickle 06 - Julio M. Quintana For Against Abstain For Against Abstain 08 - William D. Sullivan For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION B Non-Voting Items Change of Address — Please print new address below. 1 3 5 3 8 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., MST on May 23, 2012. Vote by Internet • Go to www.investorvote.com/SM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Proxy — SM Energy Company 1775 Sherman Street, Suite 1200 Denver, Colorado 80203 This proxy is solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 23, 2012. The undersigned hereby appoints A. Wade Pursell, David W. Copeland, and Brent A. Collins, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2012, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1 and “FOR” Proposals 2 and 3. This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management. Electronic Delivery of Future Proxy Materials If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the front of this card to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 23, 2012. The Proxy Statement and our 2011 Annual Report on Form 10-K are available at: http://www.proxyease.com/sm-energy/2012. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GARB 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Annual Meeting Proxy Card IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 1. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the below eight persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below. 2. The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2012. For Against Abstain 3. To approve, on a non-binding advisory basis, the compensation of our Company’s named executive officers, as disclosed in the accompanying Proxy Statement. 01 - Barbara M. Baumann 04 - Stephen R. Brand 07 - John M. Seidl 02 - Anthony J. Best 05 - William J. Gardiner 03 - Larry W. Bickle 06 - Julio M. Quintana For Against Abstain For Against Abstain 08 - William D. Sullivan For Against Abstain 1 3 5 3 8 3 2

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 23, 2012. The Proxy Statement and our 2011 Annual Report on Form 10-K are available at: http://www.proxyease.com/sm-energy/2012. Proxy — SM Energy Company 1775 Sherman Street, Suite 1200 Denver, Colorado 80203 This proxy is solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 23, 2012. The undersigned hereby appoints A. Wade Pursell, David W. Copeland, and Brent A. Collins, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2012, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1 and “FOR” Proposals 2 and 3. This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management.